================================================================================

                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                             1550 CASTLE DOME AVENUE
                               YUMA, ARIZONA 85365




                                      As Of
                                DECEMBER 1, 1996


                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104




                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

================================================================================

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 11, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:   Appraisal Report of Shilo Inn
      1550 Castle Dome Avenue
      Yuma, Arizona  85365-1702

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


                                                                          Page i

Mr. David Thatcher
December 11, 1996
Page -2-


      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a two building complex which contains the Shilo Inn Hotel and the Shilo Restaurant, lounge, and banquet room. The property is located at 1550 Castle Dome Avenue, in the City of Yuma, Yuma County, Arizona 85365-1702. It is situated on the east side of Interstate 8 at the 16th Street exit. The site has approximately 1,000 feet of frontage on Interstate 8 and 775 feet of frontage on Castle Dome Avenue.

The Yuma County assessor records reveals a total site area of 5.38 acres or 234,353 square feet, including the site area for the Restaurant and lounge. The improvements consist of one four-story, Good quality, Class D hotel building and one two-story Good quality, Class D restaurant/conference center building which collectively encompass 95,672 SF (gross) of improved building area, built 1986. The main hotel building consists of 134 rooms plus a manager's unit, and common area amenities including meeting rooms; an exercise gym, steam and sauna rooms and men's and women's restrooms, and a guest laundry room. The property is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet), with Mr. Jim Curnow, CHA, the General Manager.

The subject property and comparables were last inspected October 9, 1996 by Mr. Scott Lindsay. Mr. Hammad did not inspect the property. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                  $8,600,000
                                  ==========
                  EIGHT MILLION SIX HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
AZ No.TP40270


                                                                         Page ii
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1550 Castle Dome Avenue, Yuma, AZ

                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                           V

SALIENT FACTS AND CONCLUSIONS                                               VII

SUBJECT PHOTOGRAPHS                                                           8

IDENTIFICATION OF THE PROPERTY                                               14

PURPOSE OF THE APPRAISAL                                                     14

FUNCTION OF THE APPRAISAL                                                    14

DATE OF VALUATION                                                            15

HISTORY AND OWNERSHIP                                                        15

SCOPE OF THE ASSIGNMENT                                                      15

MARKETING AND EXPOSURE PERIODS                                               15

AMERICAN DISABILITIES ACT COMPLIANCE                                         16

PROPERTY RIGHTS APPRAISED                                                    16

HAZARDOUS MATERIAL STATEMENT                                                 16

COMPETENCY PROVISION                                                         17

DEFINITIONS                                                                  17

REGIONAL OVERVIEW                                                            19

AREA DESCRIPTION                                                             25

HOTEL INDUSTRY OVERVIEW                                                      28

SITE DESCRIPTION                                                             35

PLAT MAP                                                                     39


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James Ratkovich & Associates, Inc.                                           iii
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1550 Castle Dome Avenue, Yuma, AZ

TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                      40

HIGHEST AND BEST USE ANALYSIS                                                50

VALUATION                                                                    53

COST APPROACH                                                                56

DIRECT COMPARISON APPROACH                                                   67

INCOME APPROACH                                                              81

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                  102

CERTIFICATIONS                                                              104

APPRAISER'S QUALIFICATIONS

ADDENDA

Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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James Ratkovich & Associates, Inc.                                            iv
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1550 Castle Dome Avenue, Yuma, AZ

                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


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James Ratkovich & Associates, Inc.                                            v
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1550 Castle Dome Avenue, Yuma, AZ

Assumptions & Limiting Conditions (continued)

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


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James Ratkovich & Associates, Inc.                                            vi
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1550 Castle Dome Avenue, Yuma, AZ

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                           Shilo Inn
                                    1550 Castle Dome Avenue
                                    Yuma, Arizona  85365-1702

ASSESSOR'S PARCEL NO.:              109-08-042780

PROPERTY RIGHTS APPRAISED:          Fee Simple Estate

OWNER OF RECORD:                    Mark S. Hemstreet

PROPERTY TYPE:                      134 Unit Suite Hotel and Conference Center

ZONING:                             B-2; General Commercial District
                                    Yuma, Arizona

SITE AREA:                          5.38 acres (234,353 square feet)

IMPROVEMENTS:                       The subject improvements consist of one
                                    four-story, good quality, Class D, double wall constructed hotel building with 134 rooms encompassing 78,292 square feet gross.
                                    The two-story restaurant and conference
                                    center totals 17,380 square feet and is of the same quality construction. Built 1986.

HIGHEST AND BEST USE:               As Vacant:    Commercial development
                                    As Improved:  Existing Use

VALUE CONCLUSIONS:

   Land Value:                      $880,000
   F F & E:                         $469,000 ($3,500/room)
   Cost Approach:                   $9,770,000
   Direct Sales Comparison:         $8,000,000
   Income Capitalization Approach:  $8,600,000

   Final Value Estimate             $8,600,000

ESTIMATED MARKETING TIME:           Twelve Months

LAST DATE OF INSPECTION:            October 9, 1996

DATE OF VALUE:                      December 1, 1996


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James Ratkovich & Associates, Inc.                                           vii
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1550 Castle Dome Avenue, Yuma, AZ

                               [Graphic Omitted]


            Northeasterly view of the Shilo Inn Hotel and Restaurant


                               [Graphic Omitted]


           Main Entrance to the Shilo Inn Hotel off Castle Dome Avenue


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1550 Castle Dome Avenue, Yuma, AZ

                               [Graphic Omitted]


             Restaurant entrance located near the north end of the
                        property off Castle Dome Avenue


                               [Graphic Omitted]


                Northwesterly view of the Shilo Inn Hotel across
                       16th Street and Castle Dome Avenue


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James Ratkovich & Associates, Inc.                                            9
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1550 Castle Dome Avenue, Yuma, AZ

                               [Graphic Omitted]


       Southwesterly view of the Shilo Inn Hotel across Castle Dome Avenue


                               [Graphic Omitted]


                    Southeasterly view of the Shilo Inn Hotel
                and pool area taken from the Restaurant Balcony


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James Ratkovich & Associates, Inc.                                            10

1550 Castle Dome Avenue, Yuma, AZ

                               [Graphic Omitted]


 Northwesterly view of the pool area. Restaurant in the background of the photo


                               [Graphic Omitted]


         Gazebo and outdoor barbecue area located northeast of the pool


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James Ratkovich & Associates, Inc.                                            11
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1550 Castle Dome Avenue, Yuma, AZ

                               [Graphic Omitted]


                          View of the Registration Desk


                               [Graphic Omitted]


                                View of the Lobby


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James Ratkovich & Associates, Inc.                                            12
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1550 Castle Dome Avenue, Yuma, AZ

                               [Graphic Omitted]


     View of the Exercise Room which is complete with a sauna and steam room


                               [Graphic Omitted]


                     Front view of the Shilo Inn Restaurant

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James Ratkovich & Associates, Inc.                                            13
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1550 Castle Dome Avenue, Yuma, AZ

                         IDENTIFICATION OF THE PROPERTY

The subject property, known as the Shilo Inn Hotel is located at 1550 Castle Dome Avenue, immediately adjacent to Interstate 8, and a short distance north of 16th Street in Yuma, Arizona. The subject site is irregularly shaped and is bounded along its southwesterly property line by the westbound I-8 on-ramp. The subject site has approximately 1,000 feet of frontage on I-8 and 775 feet of frontage on Castle Dome Avenue. The site area and site geometry are as depicted in the Yuma County Assessor records presented later in this section.

Legal Description

A title report has not been furnished to this Appraiser, however, the subject property can be described as follows:

            Beginning 280.46 feet east and 200 feet north of the South quarter corner of Section 27, T.8S, R.23W, thence northwest 998.03 feet; thence southwesterly 294.74 feet; thence southeasterly 194.87 feet; thence southeasterly around a curve 417.63 feet, thence southeast
            356.75 feet, thence west 345.20 feet, thence south 100 feet to the point of beginning. The parcel can also be identified by the Yuma County Assessor number 109-08-042, and the physical address of the hotel, 1550 Castle Dome Avenue.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.


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James Ratkovich & Associates, Inc.                                            14
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1550 Castle Dome Avenue, Yuma, AZ

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on October 9, 1996.

                              HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet who acquired and developed the property in 1986. Based on our investigations of the public records, no transfers of the subject have occurred within the past three years.

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.


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James Ratkovich & Associates, Inc.                                            15
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1550 Castle Dome Avenue, Yuma, AZ

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl N. Boyce, Ph.D.; Ballinger Company; 1975.


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1550 Castle Dome Avenue, Yuma, AZ

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:

   (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      A. buyer and seller are typically motivated;

      B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

      C. a reasonable time is allowed for exposure in the open market;

      D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

      E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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1550 Castle Dome Avenue, Yuma, AZ

                                  Regional Map


                               [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ

                                REGIONAL OVERVIEW

Location

The subject property, located in Yuma, Arizona is located in western Yuma County, in Southwest Arizona. Yuma is approximately 184 miles southwest of Phoenix, the state's capital and largest city, and is situated along the California state line. Interstate 8, a major east-west running freeway bisects the northeast portion of the City of Yuma. Yuma's proximity to other major cities in the region is as follows:

                                    EXHIBIT 1
                             YUMA - PROXIMITY TABLE

            City                    Approximate             Direction
                                    Air Miles               From Yuma

            Phoenix                 184 miles               Northeast
            Tucson                  320 miles               Southeast
            San Diego               375 miles               Northwest
            Los Angeles             390 miles               Northwest
            Las Vegas               320 miles               North

Area Characteristics

Yuma, the county seat, is the largest city in Yuma County with a 1995 population of approximately 60,475. The city is situated in a level valley, with mountains to the northeast and southeast. The city initially developed in the mid-1800's along the east side of the Colorado River. Over time, the city expanded to the south, and later to the west and east.

The county economy is agriculturally based. Farmland is irrigated, either through a series of irrigation canals originating from the Colorado or Gila Rivers or from a number of deep-water irrigation wells. Although Yuma County only ranks 9th of 15 Arizona counties in size, it contains nearly 21% of the state's cropland. Approximately 6 percent of the land in Yuma County is used for irrigated agricultural production. Furthermore, extensive feedlot operations are found in the area, with an estimated 113,000 head of cattle fed annually. Yuma County also ranks high among counties statewide in production of hay and cotton, and ranks first in production of fruits, grains and vegetables. Nearly 43% of all cattle on feed in Arizona are in Yuma County.


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1550 Castle Dome Avenue, Yuma, AZ

REGIONAL OVERVIEW (continued)

Yuma had a 1995 population of approximately 60,475, with Yuma County containing approximately 121,875 people. The economic base is largely founded upon farming, cattle feeding, tourism and government. All of these, with exception of government, are dependent upon the agricultural and climatic resources of the surrounding area. Light industry also contributes to the employment and financial picture of Yuma County, with a Marine Corps Air Station and Yuma Proving Grounds located in the area. The building industry activity has increased as evidenced by available data on new housing starts and the value of building permits. The cause of the oncoming growth for Yuma is due in part to increasing attraction of the area to seasonal winter visitors, who enjoy the warm winter climate and contribute an estimated gross revenue of $368.8 million per year.

The city elevation is approximately 138 feet above sea level. The climate is naturally beneficial to the agricultural spectrum; average maximum July temperature is 106.6 degrees; average maximum January temperature is 68.4 degrees. The average annual rainfall is 2.99 inches.

Population/Employment Characteristics

Yuma and Yuma County have experienced steady growth during the past decade. Between 1980 and 1990, the county population increased 40.3 percent, the city of Yuma, 29.3 percent. In the past five years, both employment and population growth have accelerated. The growth is due primarily to the expansion of existing businesses as well as the continuing growth of the area as a retirement haven. For review, the following tables highlight changes in population and employment bases.

                                    EXHIBIT 2
                              POPULATION COMPARISON

           Year                  Yuma County               Yuma
      1970                       60,827                    30,081
      1980                       76,205                    42,481
      1990                       106,895                   54,923
      1994                       119,650                   60,150
      1995                       121,875                   60,475

Source: Arizona Department of Commerce; Bureau of Census
   Yuma Chamber of Commerce


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1550 Castle Dome Avenue, Yuma, AZ

REGIONAL OVERVIEW (continued)

                                    EXHIBIT 3
                              EMPLOYMENT COMPARISON

             Yuma                                                              %
Year        County       County         %            Yuma        Yuma     Unemployment
          Labor Force  Employment  Unemployed    Labor Force  Employment

Sept
1995        64,950       43,950       28.5%        31,784       26,083       17.9%

Avg Ann
1994
            60,450       43,325       28.3%      Unavailable  Unavailable     N/A

Avg Ann
1992
            61,775       47,950       22.8%      Unavailable  Unavailable     N/A

Avg Ann
1991
          Unavailable  Unavailable  Unavailable    31,325       26,971       13.9%

Avg Ann
1990
          Unavailable  Unavailable  Unavailable    30,488       25,865       15.2%

Avg Ann
1980
          Unavailable  Unavailable  Unavailable    20,719       18,824        9.1%

Personal income in Yuma County has been steadily increasing, albeit there had been periods in which income has been stagnant to declining as a product of the agricultural-based economy. The table on the following page highlights the growth in income, as well as providing a comparison to neighboring Maricopa County, Pima County, and the state average.


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1550 Castle Dome Avenue, Yuma, AZ

REGIONAL OVERVIEW (continued)

                                    EXHIBIT 4
                           REGIONAL PER CAPITA INCOME

                                                               Arizona State
            Yuma County   Maricopa County     Pima County         Average
   1982       $9,523          $11,721           $10,348           $10,467
   1987       $11,460         $16,248           $13,979           $14,477
   1991       $12,504         $18,468           $16,087           $16,597
   1992       $13,101         $19,432           $16,725           $17,492
   1993       $13,529         $20,196           $17,271           $18,194

Source: Arizona Department of Commerce

Growth and Development

In the early 1980's, Yuma experienced a period of increasingly rapid construction. With the general down-turn in the economy in the mid to late 1980's, the growth stagnated significantly. Beginning in about 1989, a minor resurgence was experienced. For review, the level of new residential and commercial construction experienced for Yuma County and for the state for the past several years, is highlighted on the following chart.

                                    EXHIBIT 5
                           CONSTRUCTION SUMMARY TABLE

                                                   Value of
  New Housing                                      Building
     Units                                          Permits
                                                (in thousands)
      Year         Yuma County      Arizona       Yuma County      Arizona
      1985            2,286          82,524           N/A            N/A
      1986            1,450          69,739           N/A            N/A
      1987             834           46,001           N/A            N/A
      1988             847           36,547           N/A         $4,598,419
      1989             910           28,149         $63,301       $3,797,744
      1990            1,183          26,850         $94,571       $3,701,687
      1991             794           26,768         $53,564       $3,627,492
      1992             906           34,882         $83,971       $4,631,181

Today, the City of Yuma has a variety of uses, including industrial zoned lands, commercially zoned lands and residentially zoned lands with a variety of densities, including single and multi-family uses. Terrain is mostly level with good drainage. All utilities are available. The city of Yuma maintains municipal water and sewer systems servicing most of the sites within the city limits. Adequate water exists for continued commercial and residential growth.


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James Ratkovich & Associates, Inc.                                            22
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1550 Castle Dome Avenue, Yuma, AZ

REGIONAL OVERVIEW (continued)

Utilities available within the community include electricity from Arizona Public Service Co., natural gas from Southwest Gas, telephone service by US West Communications and municipal water and sewer. The capacity of systems should meet the community growth characteristics for the foreseeable future. Yuma has various communications services, including several radio and television stations, and cable television. There is one daily newspaper, the Yuma Daily Sun.

Summary - Yuma County's agricultural base dominates employment and industry in the county. There has been some recent manufacturing growth, as well as growth in smaller commercial, industrial and agricultural service businesses. During the past several years, the county, and Yuma in particular, has experienced accelerated growth both in population and employment. The city's proximity to California, as well as to Phoenix and Maricopa County has also allowed it to share in the exceptional growth of the state's capital over the last several years. These positive economic and social factors are expected to continue near term.


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James Ratkovich & Associates, Inc.                                            23
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1550 Castle Dome Avenue, Yuma, AZ

                                Neighborhood Map


                               [Graphic Omitted]


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James Ratkovich & Associates, Inc.                                            24
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1550 Castle Dome Avenue, Yuma, AZ

                                    AREA DATA

Neighborhood Description

The Appraisal Institute defines a neighborhood as "a group of complementary land uses" A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."

The subject neighborhood comprises the main portion of the City of Yuma, with a specific location on the east side of Interstate 8, at the 16th Street interchange. Yuma is located in the western portion of Yuma County, adjacent to the Colorado River and California State Line. Major transportation routes include the Southern Pacific Railroad and Interstate 8, as well as U.S. Highway
95. The subject location is roughly 2 to 3 miles southeast of the Central Business District of Yuma and has experienced periods of growth and development due to the presence of a freeway interchange.

The subject neighborhood (City of Yuma) comprises just over 20 square miles of area with general boundaries defined as follows:

            South:                  32nd Street, 2.0 miles to the south
            West:                   Avenue C, 4.5 miles to the west
            East:                   Avenue 3E, 1.5 miles to the east
            North:                  1st Street, 2.0 miles to the north

Neighborhood Development Trends

The subject property is located in an area that has seen steady growth and development over the past couple of decades, although much of Yuma's commercial development is located on 4th Avenue, about one mile west of the subject. Major roadways and area development are as follows.

Twenty-Fourth Street is a major east/west arterial in the area located about one mile to the south of the subject. This is a four-lane asphalt paved roadway with designated left-turn lanes at major intersections. The area along this street is predominately developed with medical facilities and retail shops.

Thirty-Second Street, approximately two miles south of the subject property, is another major east/west arterial that, along with Fourth Avenue, comprises the Business loop of Interstate 8 and becomes State Highway 80 to the east of Fourth Avenue. Thirty-Second street has seen continual growth with the development of various new commercial businesses, as well as redevelopment of older areas of development.


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James Ratkovich & Associates, Inc.                                            25
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1550 Castle Dome Avenue, Yuma, AZ

AREA DATA (continued)

Major development along Fourth Avenue is primarily commercial in nature including hotels, restaurants, retail centers and office developments. Much of the commercial development along this arterial is retail in nature.

The property uses in the area of the subject on 16th Street include Motel 6, Days Inn, La Fuente Inn, as well as service stations and restaurants, including Denny's. New constructions include the Super 8 Motel which is open for business, a Comfort Inn Motel, currently under construction and located adjacent to the Super 8 Motel. In addition, a Cracker Barrel Old Country Store and Restaurant is under construction on the east side of the freeway and south of 16th Street. A Bugetel Motel is planned on the same site in the near future. The improvements along Castle Dome include the Best Western Inn Suites.

Most of the commercial improvements along 16th Street near the subject have been developed over the past 10 years and appear in generally good condition.

The subject has very good visibility from westbound I-8 and is conveniently located at the northeast quadrant of the 16th Street Interchange, with substantial traffic counts along this interstate highway, as well as from 16th Street.

Various restaurants are present throughout the Yuma area, including chain restaurants such as Carrows, Denny's, Domino's Pizza, Furrs Cafeteria, Golden Corral Steakhouse, JB's, Little Caesar's Pizza, Peter Piper Pizza, Luby's, Pizza Hut, Red Lobster, Shoney's and Sizzler. Numerous local and regional restaurants are also present in the Yuma area with various Oriental, Italian and Mexican restaurants. Fast food chain restaurants in the are include Arby's, Burger King, Carl's Jr., Church's Fried Chicken, Dairy Queen, Del Taco, Der Wienerschnitzel, Hardee's, Jack in the Box, Kentucky Fried Chicken, Long John Silver's, McDonald's, Subway and Taco Bell.

Several industrial parks are present in Yuma, with industrial development also present in nearby San Luis (26 acre industrial park), and in Wellton, which has several areas with proximity to I-8 and the Southern Pacific Railroad. Banks in the area include Bank One, Bank of America, County Bank, Wells Fargo, First National Bank, and Southern Arizona Bank.

Development in the subject neighborhood (City of Yuma) has been ongoing with a general infill occurring on close-in parcels, particularly sites located near freeway interchanges and proximate to major arterial routes. This trend is expected to continue in the foreseeable future.


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1550 Castle Dome Avenue, Yuma, AZ

AREA DATA (continued)

Transportation and Community Services

Yuma is located at a crossroads of several major transportation systems, including the Southern Pacific Railroad, Interstate 8 and U.S. Highway 95. Vehicular traffic is served by I-8 with major intersections at each commercial or business center along the interstate. Additionally, Highways 80 and 95 are secondary highways which link outlying towns such as Somerton, San Luis, Old Mexico, as well as various other communities in Arizona and California. Commercial air service is available to Phoenix and Los Angeles from the Yuma International Airport located in the southeast portion of the subject neighborhood. National carriers including Skywest (Delta), United Express and America West Express service the greater market area, with 15,300 foot and 9,239 foot runways available. Other ground transportation options available in the Yuma area include Amtrak passenger rail service; Greyhound Bus Lines, taxicab services and numerous car rental agencies. Yuma is well served with recreational facilities including 8 city parks, 15 tennis courts, 3 swimming pools (one Olympic), five 18-hole golf courses and three 9 hole courses, 9 indoor theaters, two bowling alleys, a library, art gallery and a major legal ball park.

Medical services are provided by the Yuma Regional Medical Center, a 275 bed community facility with intensive care unit located in Yuma, and an urgent care center. The community is also served by 200 physicians, surgeons, dentists, and other medical specialists. Six residential care facilities also serve the community providing a full range of convalescent care, congregate living facilities, and senior retirement residential options. The educational needs of the community are provided for with numerous day care facilities and preschools; 21 public elementary schools, 3 public high schools, five private schools and six vocational schools. Post secondary schools include Northern Arizona University/Arizona Western College, which share a campus, and off-campus programs from Southern Illinois University and Webster University.

Summary

Regional and local neighborhood trends appear favorable for continued community growth. The economic growth of Yuma County at large, and the City of Yuma specifically has been fueled by a combination of continued long term growth in the region. Retirement living has being an integral component of the growth and development in Yuma. Trends are positive and should continue in that direction for the foreseeable future.


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James Ratkovich & Associates, Inc.                                            27
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1550 Castle Dome Avenue, Yuma, AZ

                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

   -----------------------------------------------------------------------
                    Occupancy                           Average Daily Rate
   -----------------------------------------------------------------------
                     1995     1994    Variance     1995    1994   Variance
                     ----     ----    --------     ----    ----   --------
   New England       74.3%t   72.0%     3.2%     $131.90  $125.23    5.3%
   Mid Atlantic
   North Central     69.6%    68.6%t    1.3%       82.59    79.41    4.0%
   South Atlantic    70.1%    68.2%t    2.8%       80.51    77.88    3.4%
   South Central     68.7%    67.7%t    1.5%       68.36    65.61    4.2%
   Mountain/Pacific  71.4%    70.1%     1.7%       87.68    83.70    4.8%
   Nationwide        70.6%    69.2%     2.0%     $ 85.92  $ 82.21    4.5%

   -----------------------------------------------------------------------
Note: Average property size = 210 rooms             Source: PKF Consulting


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James Ratkovich & Associates, Inc.                                            28
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1550 Castle Dome Avenue, Yuma, AZ

Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

       --------------------------------------------------------
                                Rooms Demand     Rooms Supply
                               Average percent  Average percent
                                    Change           Change
       --------------------------------------------------------
       New England                   2.5%            1.2%
       South/Middle Atlantic         3.1%            1.4%
       East South/North Central      3.4%            1.6%
       West South/North Central      3.2%            1.3%
       Mountain                      3.7%            1.6%
       Pacific                       2.8%            2.8%
       -------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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James Ratkovich & Associates, Inc.                                            29
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1550 Castle Dome Avenue, Yuma, AZ

Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

            ---------------------------------------------------------------
             Year      Number of        Number of  Average Price Per Room
                      Transactions        Rooms
            ---------------------------------------------------------------
             1995         107            38,135            $83,000
             1994          83            30,452             76,000
             1993          40            15,825             74,000
             1992          41            17,219             63,000
             1991          52            15,806             87,000
            ---------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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1550 Castle Dome Avenue, Yuma, AZ

Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(3) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(3) "Portland Business Journal,"  May 31, 1993, Vol. 10, No. 14,  p. 13.


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1550 Castle Dome Avenue, Yuma, AZ

Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.4

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

      o  Average Daily Rate Change Rate

      o  Operating Expense Change Rate

      o  Free & Clear Equity Capitalization Rate

      o  Residual Capitalization Rate

      o  Free & Clear Equity Internal Rate of Return
----------
(4) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


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1550 Castle Dome Avenue, Yuma, AZ

Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
            From Coopers & Lybrand L.L.P.--"Hospitality Directions"


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
            4th Qtr, '93 1st Qtr, '94  2nd Qtr, '94  3rd Qtr, '94  4th Qtr, '94
--------------------------------------------------------------------------------
ADR Chan       0.0278        0.0329       0.0315         0.0322         0.035
--------------------------------------------------------------------------------
Op. Exp C      0.0344        0.0363       0.0354         0.0336        0.0355
--------------------------------------------------------------------------------
Equity Cap     0.1143        0.1148        0.115         0.1127        0.0992
--------------------------------------------------------------------------------
Residual C     0.1189        0.1148        0.115          0.114        0.1014
--------------------------------------------------------------------------------
Equity IRR     0.1505        0.1533        0.155         0.1575        0.1567
--------------------------------------------------------------------------------

-------------------------------------------------------------------
             1st Qtr, '95  2nd Qtr, '95  3rd Qtr, '95  4th Qtr, '95
-------------------------------------------------------------------
ADR Chan           0.037        0.0383      0.0391        0.0417
-------------------------------------------------------------------
Op. Exp C         0.0352        0.0345      0.0351        0.0348
-------------------------------------------------------------------
Equity Cap        0.1073        0.1088       0.109        0.1065
-------------------------------------------------------------------
Residual C        0.1086        0.1088      0.1078        0.1067
-------------------------------------------------------------------
Equity IRR        0.1523        0.1475      0.1496        0.1505
-------------------------------------------------------------------

o Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o  Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


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1550 Castle Dome Avenue, Yuma, AZ

Hotel Industry Overview (continued)

o  Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o  Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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James Ratkovich & Associates, Inc.                                            34
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1550 Castle Dome Avenue, Yuma, AZ

                                SITE DESCRIPTION

As shown on the plat map located on the next page, the subject site is an irregular shaped lot, located at the 16th Street exit in the northeast quadrant of the overpass intersection. The subject site includes the Shilo Inn Hotel, and the Restaurant located on the north side of the main hotel building. According to the official Assessor records of Yuma County, the site has approximately 1,000 feet of frontage along Interstate 8, and 775 feet of frontage on Castle Dome Avenue. The assessor calculations indicate a total site area of 234,353 square feet or 5.38 acres.

Visibility and Access

The subject site has adequate visibility to both freeway traffic carried on Interstate 8, and surface arterial traffic on 16th Street. The latest figures
(1995) from the Arizona Department of Transportation indicated the average daily two-way traffic exposure exceeded 13,900 on Interstate 8 between Giss Parkway and 16th Street and two-way traffic exceeding 17,600 between 16th Street (Hwy.
95) and Avenue 3-E. The average daily traffic exposure exceeds 19,600 on U.S. Highway 95 (16th Street) which is designated a business route as it crosses over Interstate 8. Ingress access to the subject site is north of 16th Street on Castle Dome Avenue. Overall, access and visibility are good and afford ease of access to patrons.

Off-Site Improvements

Castle Dome Avenue is a secondary road which extends in a northwesterly direction from Sixteenth Street (a.k.a. U.S. Highway 95). Castle Dome Avenue is a paved road with one lane of traffic in each direction, but no left turn medical. It is a city maintained collector road constructed with asphalt surface, poured-in-place concrete curbs, gutters and approach aprons along the subject property line. No such improvements are built along the frontage of the vacant properties across the street. Overhead street lighting is maintained by the City of Yuma on the subject side of the street. The destination for the majority of the traffic on Castle Dome Avenue is either the Shilo Inn Hotel or the Best Western Inn Suites located a short distance north of the subject. Public utilities are all provided through underground feeds directly to the subject property.

Topography and Drainage

The subject lot is elevated above the grade of Castle Dome Avenue with the improvements situated on level ground. The balance of the parcel, which includes the parking lot and the landscaped areas, tends to slope in a northeasterly direction with the drainage not absorbed by the landscaped areas exiting onto Castle Dome Avenue. There are no adverse problems in the topography of the site which would adversely affect its present use.

Surrounding Uses

The subject site is located along the primary commercial district adjacent to Interstate 8 at the 16th Street exit. Significant new development is presently underway within one mile of the subject with a Comfort Inn under construction less than one-half mile west, southwest, which is adjacent to a new Super 8 Motel. In addition, a Day's Inn was constructed in 1994 on the south side of 16th Street (Highway 95) and Sundridge Drive.


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1550 Castle Dome Avenue, Yuma, AZ

SITE DATA (continued)

Zoning

The subject site is zoned "B-2", General Commercial District by the planning department of the City of Yuma. The principle purpose of this district is to provide a wide range of business commercial activities, including all retail sales, tourist and highway oriented facilities, service businesses, entertainment and commercial recreation uses which serve the entire urbanized area.

To meet the purpose of this district, all uses shall comply with the following summarized development standards.

1.    Area and Location:

      (a) The minimum area for the General Commercial District shall be 8 acres. If less than 8 acres, it may be considered for rezoning if it adjoins on existing General Commercial District.

      (b)   The minimum lot area is 12,000 square feet with provisions

      (c) The location of any General Commercial District shall be restricted to property which has access to and frontage on a major or minor arterial street.

2.    Building Heights:

      The maximum building height shall not exceed five stories or 75 feet, subject to exceptions.

3.    Yards

      (a) All buildings shall be set back a minimum of 15 feet from any public or private street right of way line; 20 feet if within the same block as a residential zoning district.

      (b) A minimum setback of 20 feet shall be required from any side or rear property line shared with a residential zoning district.

      (c) Any required yard fronting a public or private street right of way shall be landscaped.

4.    Screening

      Any lot located adjacent to a residential zoning district shall be screened by a minimum 6 foot high masonry wall. The "Wall" is to comply with any required street yard setbacks.

5.    Parking and Loading:

      Off-street parking and loading shall be provided in the manner specified in Section 160 of this Ordinance. (not included in this summary.

Based on our review of the zoning code and the subject property we believe that the subject is a conforming use, allowed under the zoning code.


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1550 Castle Dome Avenue, Yuma, AZ

SITE DATA (continued)

Traffic

Traffic data compiled by the City of Yuma and the Arizona Department of Transportation and is summarized below: These data represent average daily traffic (ADT), expressed as daily average of annual traffic volume. The daily average is expressed in average vehicles per day (VPD).

      1.    Interstate 8, w/o US-95, bi-direction ADT:      15,750 VPD
      2.    16th Street (US Highway 95)                      9,600 VPD

Soils

No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoil's have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required the services of a properly licensed professional engineer should be retained.

Seismicity

The subject site is NOT LOCATED within a Seismic Special Study Zone. The 1994 Uniform Building Code (UBC) identifies the region as a Zone 2B risk area, which is characterized as having low to moderate Seismicity and moderate seismic engineering requirements


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1550 Castle Dome Avenue, Yuma, AZ

SITE DATA (continued)

Utilities

All utilities are available to the subject site. Utility providers confirmed with planning and building officials are summarized below.

            Water:                            City of Yuma
            Sanitary Sewer:                   City of Yuma
            Electric:                         Arizona Public Service Company
            Natural Gas:                      Southwest Gas Corporation
            Telephone:                        US West

Public Services provided to the subject property also include:

            Fire/Paramedic:                   City of Yuma Fire Department
            Police:                           City of Yuma Police Department
            Yuma County Sheriffs Department
            Arizona State Police

Easements, Restrictions, CC&Rs, Adverse Encumbrances

A title report was not supplied to this appraiser. The property is subject to easements and covenants concerning utility access, water rights and roads. Physical inspection of the property did not reveal any easements or adverse conditions which would adversely affect the value of the property in its current use.

Assessment and Taxes

According to the Yuma County Assessor and the Treasurer Tax Collector, the subject assessments and property taxes for the 1995/1996 tax year are summarized as follows.

===============================================================================
 ASSESSED
 VALUES - 1996
-------------------------------------------------------------------------------
Assessor's         Land     improved   Personal   Total Full    1995      1996
 Parcel No.     Full Cash  Full Cash   Property      Cash       Taxes     Taxes
                  Value       Value                 Value
109-08-042      $161,400   $4,665,732  $393,864  $5,220,996   $198,041  $184,690
===============================================================================

Taxes are based on annual assessments set by the county assessor. Assessed values which are not generally reflective of market value, have remained generally stable, increasing only 15.7% since 1989. Assessment ratios are based on 25% ratios for land and buildings and 24.8% for personal property.

We note that estimated taxes for the subject property actually decreased somewhat for 1996, with the personal property tax portion attributable to the furniture, fixtures and equipment anticipated to decline commensurate with the annual depreciation charges. Therefore, we expect assessed values, as well as property taxes, to remain fairly level for the foreseeable future. Accordingly we do not expect to see significant increases in tax assessments.


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1550 Castle Dome Avenue, Yuma, AZ

                                    PLAT MAP


                               [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ

                             IMPROVEMENT DESCRIPTION

The subject improvements consists of a four-story, good quality, Class D, double wall constructed hotel building with 134 suite type rooms, (plus a manager's suite) encompassing 78,292 gross square feet. The Restaurant and Conference Center Building adds 17,380 gross square feet, respectively yielding a total improved area of 95,672 square feet.

Other ground floor amenities not included within the floor area breakout presented in the summaries include a coin operated laundry room for the use of hotel guests, a commercial laundry room, and the hotel management offices. The meeting and banquet facilities are available on a rental basis, and can accommodate meetings of up to 450 people. Access to the upper floors is provided by internal stairwells at each end of the building, or by elevators located off the main floor lobby. The Restaurant located adjacent to the main hotel building is included in the interests being appraised. Other property details and the description of materials and construction methods are summarized below.

Size                                134 Rooms, Including manager unit
                                    (5 rooms meet ADA requirements)

Room Type:                           50 Double Queen (DQ)
                                      4 Double Queen Kitchen (DQK)
                                     54 King Suites (K)
                                     11 King Kitchen Suite (KK)
                                     15 Single Queen Suites (SQ)
                                    ---
                                    134 Total Rentable Suites

Apartment:                          1 - Manager's Suite

Meeting Rooms:                      Cactus Room and Mesa Room
                                    (can be combined)

Board Rooms:                        1 - 1st Floor (old gift shop)
                                    1 - 2nd Floor (Oasis)

Recreational Facilities:            (Outside Pool, Jetted Hot Spa,) Exercise
                                    Gym, Steam & Sauna Room

Restaurant:                         Adjacent Shilo Restaurant is currently under
                                    hotel management and is included within
                                    subject property interests appraised.


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IMPROVEMENT DESCRIPTION (Continued)

===============================================================================
Area Description     Hotel      Area           Restaurant/Lounge  Conference SF
Building 1           Gross SF   Description    SF
                                Building 2
-------------------------------------------------------------------------------
Ground Floor (Lobby)
                      20,476    Main Floor          8,780               --
First Floor           19,272
Second Floor          19,272    Basement             --               8,600
Third Floor           19,272

                                Subtotal            8,780             8,600
Total Floor Area      78,292                       17,380             8,600
================================================================================

         -------------------------------------------------------
         Suite Plan/Unit  Breakdown      Quantity        Code
         -------------------------------------------------------
         Double Queen                       50           DQ
         Double Queen Kitchen                4           DQK
         King Suite                         54           K
         King Suite Kitchen                 11           KK
         Single Queen                       15           SQ
         Manager Unit                        1           MGR
         Total Unit Count             134 (Rentable)
                                      1 (Manager Apt)
         -------------------------------------------------------

================================================================================
     Parking Summary:
     Shilo Inn Hotel
--------------------------------------------------------------------------------
      Parking             Unit/Basis                  Required       Provided
Required
Hotel               134 Units                           134            134
Restaurant/Lounge   275 Seating - Rest/Lounge           N/A
Conference Center   450 Seating in Conference Center    N/A            171

================================================================================

Average Room Size:                   467 square feet gross

No of Stories:                       Four including Ground Floor-Building 1
                                     Two including Basement - Building 2

Parking:                             305 spaces
Year Built:                          1986


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1550 Castle Dome Avenue, Yuma, AZ

IMPROVEMENT DESCRIPTION (Continued)

Foundation:                          Steel Reinforced concrete spread footings -
                                     Bldg. 1
                                     Steel Reinforced concrete walls/floor -
                                     Bldg. 2 (Basement)

Floor Structure:                     Elevated ground floor of steel reinforced
                                     architectural concrete over corrugated
                                     metal decking. Floors 2, 3 and 4 of 3/4" architectural (gypcrete) concrete over 5/8" plywood sheathing over 2'x6' floor joists
                                     With subfloor sound attenuating insulation

Exterior Walls:                      Class D, double wall wood frame
                                     construction. Exteriors of stucco. Interior construction of 5/8" GWB over insulating batts. Wall insulation to R-19 specification

Window/Sash/Door:                    Double glazed, windows in bronze anodized
                                     aluminum frames; All opening windows fitted with screens. Bronze anodized aluminum frame double door storefront at Lobby entrance; all exterior doors of bronze anodized aluminum with fire safety break away bars (20 minute fire rated)

Roof Structure:                      Prefabricated TJI roof trusses set at 24"
                                     on center; 5/8" CDX plywood sheathing over trusses; composition roofing with sealed joints; interior draining scuppers and down spouts. Parapet walls constructed of 2"x 4" and 2"x 6" wood frame finished with vinyl vertical siding. Mansard overhangs finished in concrete roof tile

Interior Walls:                      2"x4" wood frame partitions, 16" or 24" on
                                     center with textured and painted 5/8" GWB
                                     (one hour rating); sound attenuating
                                     insulation with R-11 batts

Interior Finish:                     Floor coverings in all suites hotel grade
                                     carpet; floor coverings in lobby of carpet;
                                     Floor cover in restrooms of vinyl tile;
                                     incandescent and fluorescent lighting,
                                     suspended decorative lighting in lobby


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1550 Castle Dome Avenue, Yuma, AZ

IMPROVEMENT DESCRIPTION (Continued)

Lobby: Commercial/Hotel carpet, light oak stained cabinetry; covered ceilings; recessed fluorescent light panels; design coordinated upholstered furniture; curtains and valances; built in front desk/service counter; guest seating area decorative furnishings; business and restaurant management offices; hospitality room

Guest Rooms:                         Painted and papered drywall walls and
                                     ceilings; carpet in guest rooms and ceramic tile floor cover in bathroom, sliding aluminum frame windows; kitchenette units with under-counter refrigerators and microwave ovens; televisions, furniture draperies etc.

Elevators:                           Two hydraulic passenger elevators located
                                     in main building (Bldg. 1)

Stairwells:                          Two interior stairwells; treads are
                                     butterfly-type precast concrete with
                                     non-skid finish. Hand rails of fabricated steel with smooth finish, welded joints

HVAC/Climate Control:                Individual wall mounted package HVAC units
                                     with temperature control modules in each guest suite. Central HVAC system with multi-zone control system for common areas and lobby (currently being replaced)

Electrical:                          Electrical system design engineered to
                                     specific hotel electrical loads; 3 phase, 4-wire multi-paneled power busses

Plumbing:                            Each guest suite includes a tub with shower
                                     and toilet in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirror and ventilator exhaust fans.
                                     Kitchenette sinks included in most units


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1550 Castle Dome Avenue, Yuma, AZ

IMPROVEMENT DESCRIPTION (Continued)

Fire Protection:                     Fully sprinklered throughout; smoke
                                     detectors throughout; fire alarm with hard wire activation system and direct connection to local fire department;
                                     auxiliary emergency exit lighting,
                                     emergency auxiliary generator; conforms to
                                     Yuma building/fire safety codes

Furniture  Fixtures & Equipment:     Guest suites include either single king bed
                                     or double queen beds; color televisions
                                     with remote controls; carpet, draperies;
                                     light fixtures and lamps; combination
                                     desk/dresser units; luggage rack; 36"
                                     parlor table with (2) upholstered wood
                                     chairs; night stand, microwave oven and
                                     refrigerator; multiple phone jacks.
                                     Kitchenette units include two burner cook top; FF&E appears to be of above average quality with no functional obsolescence attributable to poor quality, layout or design

Modified Guest Suite:                All Shilo Inn Guest Suites are single room
                                     units with most or many of the amenities typically associated with a true 2+ room suite


Site Improvements:                   The site improvements include asphalt paved
                                     and striped parking areas (305 striped
                                     stalls); Landscaping is well maintained and incorporates native species including a variety of palm trees. Exterior trash enclosures with gate closures; Parking lot lighting is provided by pole mounted incandescent lamps on poured in place concrete pedestals. Surface water runoff through drywell sumps feeding to City of Yuma sewers. Driveway aprons from Castle
                                     Dome Avenue are of steel reinforced, poured in place concrete. The western property line along the Interstate 8 right of way is chain link fenced according to ADOT specifications.


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1550 Castle Dome Avenue, Yuma, AZ

IMPROVEMENT DESCRIPTION (Continued)

Depreciation

The actual age of the improvements is approximately ten years. They are well maintained and appear to have an effective age overall of approximately seven years. As we noted previously, they are in good condition for facilities of their age and quality. According to building industry sources the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks

Overall the improvements are in good to very good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or substantial deferred maintenance.

The operators' marketing strategy is focused on maximizing extended visit, and corporate and government agency patronage. We find the modified suites layout offering "larger than typical" single room units, with amenities typically found in true all suites hotels, is a cost effective way to deliver more amenity and functional utility to the customer, without incurring the additional costs typically associated with the development and operation of multi-room suites. In room microwave ovens and refrigerators, multiple phones, guest laundry facilities and attractive corporate plans seem to be effective in attracting the target market customer. We therefore, find that the subject property is entirely adequate in meeting the owners intended use and purpose for the subject facilities.

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or two double queen beds, side tables, desk, dresser, chairs, table, drapes, night stands, color television with remote, microwaves, mini-refrigerators, lamps, couch, clock radio and three telephones. Also the single kings contain a sleeper sofa. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $469,000.


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1550 Castle Dome Avenue, Yuma, AZ

                                    Site Plan


                               [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ

                                   Floor Plan


                                [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ


                                   Floor Plan


                               [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ

                                   Floor Plan


                               [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ

                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use: The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building and site improvement design. The subject site is a 5.38 acre irregular shaped parcel with frontages on Interstate 8 and Castle Dome Avenue. This freeway exposure and on ramp/off ramp access is highly desirable for B-2 zoned properties which derive a large portion of their business from commuter/transportation routes. The site has good functional utility for a wide range of commercial uses including truck stops, service stations, restaurants, motels, as well as for commercial office and special purpose commercial uses. We also note that all utilities are available to the site and the area streets are in place and fully improved. Therefore, the physical aspects of the site assemblage do not eliminate any uses from the highest and best use analysis, except for very large scale commercial/retail uses, and large floor area manufacturing, industrial and warehousing uses. Smaller scale versions of these types could, however be accommodated, as allowed under the existing zoning regulations.

Permissible Uses: Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements are standard and do not adversely impact the development potential of the site. To the extent they guarantee access to public utilities, they may actually enhance site value. Therefore, the principal legal limitation on the development entitlements for the site is the B-2 zoning, defined by the City of Yuma as a specific zone intended to permit the location of various commercial facilities in areas where such use will not have a detrimental effect on nearby residential developments. Permitted uses include a wide variety of commercial establishments as outlined in the zoning section of this report.

Under this zoning classification, heavy industrial and manufacturing uses, and residential uses are not typically allowed. These uses would be considered incompatible with the planning objectives for the B-2 commercial zone.

Uses customarily found in the B-2 zone include service stations, truck stops, motels and hotels, carwashes, convenience stores, retail centers, and restaurants. Clearly, the subject property falls within the intended uses for the B-2 commercial zone.

Feasible Uses: The property is reasonably adaptable to most forms of commercial development, but appears particularly well suited to highway oriented commercial uses where exposure to high average daily traffic volumes is regarded as advantageous by prospective users. Clearly, uses such as hotels/motels, gas station/c-stores and restaurants benefit most from the freeway exposure of the subject site, and tend to yield the greatest profitability.


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1550 Castle Dome Avenue, Yuma, AZ

HIGHEST AND BEST USE ANALYSIS (continued)

The feasibility of these uses must be considered in light of historical and current development trends and the current supply of the various alternative such uses in the local market. Our market analysis clearly reveals that a much wider range of potential uses is feasible today than would have been several years ago. We see evidence of land speculation and increasing prices being paid for commercial sites, particularly in the I-8 growth corridor through the City of Yuma. Various new development is underway to the north and south of the subject site on Castle Dome Avenue, suggesting the expectation of major growth in the years ahead. With growth comes increased vehicular traffic and an increase in the value of Freeway fronting commercial sites. We noted earlier that the feasibility of hotels in this market still appears to be very good as the development of the two new properties near the subject suggests. Determining financial feasibility, and economic productivity depends heavily on the assumptions we utilize in our evaluations, and may encompass varying degrees of risk.

Our analysis of several alternative use types suggests that while the market and local participants anticipate continued growth in the next few years, the broad based economic expansion which would facilitate a major growth trend is not in evidence. At this time it appears that financial feasibility would probably be limited to well capitalized hotel operators, and service station/convenience store operations. Assuming the entire 5.38 acre site could be effectively utilized by one or two national restaurant franchises we believe the site could be a feasible restaurant site, as well. Other uses which could prove financially feasible will depend on the anticipated growth of the Yuma market area during the next three to five years.

Maximally Productive Uses. Of the permitted uses our analysis suggest that the maximally productive uses today are probably special purpose in nature. These may include automotive oriented retail/commercial uses, such as national franchise tire dealers, or gas station/convenience stores. Beyond these, it appears that hotel/motel uses and restaurant uses with strong marketing and brand identification could yield the maximally productive use for the site today.

As Improved

The subject is a four-story hotel property with 134 guest suites on a 5.38 acre site, with an adjacent restaurant and conference center. The restaurant and conference center, marketed and utilized in conjunction with the existing hotel facilities appears to be quite feasible and has very good overall utility. Review of the historical operating statements clearly reveals the profitability of the subject property as a going concern hotel/conference and restaurant facility. Highest and Best use analysis of the site as vacant suggests that were the site available for development today, one might in fact develop the same use, perhaps with a slightly modified configuration or ownership arrangement with respect to the restaurant and conference center. Nevertheless, the existing uses are clearly profitable, and the improvements add substantial value beyond the site value. After consideration of demolition and redevelopment expenses, it is clear that the highest and best use for the subject site, as improved is to continue operations as a hotel/conference center.


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                                   VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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1550 Castle Dome Avenue, Yuma, AZ

VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2. The estimation of vacancy and collection loss allowances.

3. The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.

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1550 Castle Dome Avenue, Yuma, AZ

VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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1550 Castle Dome Avenue, Yuma, AZ

                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are summarized below and detailed on the following pages.

   =======================================================================
    Sale                                                         Price/
     No.   Date  Zoning  Size/Square Foot (Acres)     Price    Square Foot
   -----------------------------------------------------------------------
      1    07/96   B-2   196,020  (4.50)            $700,000      $3.57
   -----------------------------------------------------------------------
      2    02/96   B-2   61,512   (1.41)            $246,048      $4.00
   -----------------------------------------------------------------------
      3    08/95   B-2   78,765   (1.81)            $334,751      $4.25
   -----------------------------------------------------------------------
      4    09/93   B-2   72,245   (1.67)            $318,000      $4.27
   -----------------------------------------------------------------------
       Subject     B-2   234,353  (5.38)
   =======================================================================


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1550 Castle Dome Avenue, Yuma, AZ

                               [Graphic Omitted]


                           COMPARABLE LAND SALES MAP


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1550 Castle Dome Avenue, Yuma, AZ

                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION
Address:                            West side of Sunridge Drive, abutting
                                    Interstate 8
Legal:                              Lot One (1), ARC Center Subdivision,
                                    according to the plat of record in the
                                    office of the County Recorded of Yuma
                                    County, Arizona in Book 11 of Plats,
                                    page 61.
City:                               Yuma, Arizona
APN:                                109-42-087
County:                             Yuma County
Property Rights:                    Fee Simple

SALE INFORMATION
Grantor:                            ARC Center Subdivision
Grantee:                            Cracker Barrel Old Country Store, Inc.
Document Number:                    Dkt. 2120, Pg. 810
Sale Price:                         $700,000.00
Sale Terms:                         All Cash/Cash Equivalent
Sale Date:                          July 1996

SITE DESCRIPTION
Site Area:                          196,020 SF (4.50 acres)
Zoning:                             B-2, General Commercial District, City of
                                    Yuma
Utilities:                          Had to be extended
Off-Sites:                          Not in
Topography:                         Level/Slope
Location:                           West side of Sunridge Drive on the north
                                    side of Interstate 8

SALE ANALYSIS
Price Per Square Foot:              $3.57

COMMENTS 5 story height limit. 617 feet of frontage on Sunridge Drive, 860 feet bordering Interstate 8 right of way. Access is from highway 95 (16th Street) south on Sunridge Drive a distance of about 1,000 feet. The parcel is currently being developed with a Cracker Barrel Old Country Store and restaurant to be followed by a Bugetel Motel.


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1550 Castle Dome Avenue, Yuma, AZ

                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                            Northeast corner of Riley Avenue and 17th
                                    Street
Legal:                              Lengthy, retained in files. A portion of
                                    NW1/4of Section 34, T.8S, R.23W, Gila and
                                    Salt River Base and Meridian, Yuma County,
                                    Arizona
City:                               Yuma, Arizona
APN:                                109-44-014A
County:                             Yuma County
Property Rights:                    Fee Simple

SALE INFORMATION
Grantor:                            Tang Enterprises, a partnership
Grantee:                            David A. Ramage
Document Number:                    Dkt. 2082 Pg. 614
Sale Price:                         $246,048.00
Sale Terms:                         All Cash/Cash Equivalent
Sale Date:                          February 1996

SITE DESCRIPTION
Site Area:                          61,512 (1.41 acres)
Zoning:                             AG (B-2 conditional Z95-36), City of Yuma
Utilities:                          All available to the site
Off-Sites:                          AC Paving
Topography:                         Generally level
Location:                           Riley Avenue, south of 16th Street
                                    (Highway 95)

SALE ANALYSIS
Price Per Square Foot:              $4.00

COMMENTS 5 story height limit. 200 feet of frontage on Riley Avenue, 300 feet south of State Highway 95. Access from Riley Avenue and 17th Street. A Comfort Inn is now being constructed on the property.


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1550 Castle Dome Avenue, Yuma, AZ

                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION
Address                             Northwest corner of Riley Avenue and
                                    17th Street
Legal:                              The South 295 feet of the North 600 feet of
                                    the East 267 feet of the West 600 feet of
                                    the Northwest quarter of Section 34,
                                    Township 8 South, Range 23 West of the Gila
                                    and Salt River Base and Meridian, Yuma
                                    County, Arizona
City:                               Yuma, Arizona
APN:                                109-44-019B
County:                             Yuma County
Property Rights:                    Fee Simple

SALE INFORMATION
Grantor:                            Tang Enterprises, a partnership
Grantee:                            David A. Ramage
Document Number:                    Dkt. 2039 Pg. 165
Sale Price:                         $334,751.25
Sale Terms:                         All Cash/Cash Equivalent
Sale Date:                          August 1995

SITE DESCRIPTION
Site Area:                          78,765 SF (1.81 acres)
Zoning:                             B-2, General Commercial District,
                                    City of Yuma
Utilities:                          All available to the site
Off-Sites:                          AC Paving
Topography:                         Level
Location:                           Riley Avenue, South of 16th Street

SALE ANALYSIS
Price Per Square Foot:              $4.25

COMMENTS 5 story height limit. 295 feet of frontage on Riley Avenue, 267 feet on 17th Street. The property has since been developed with a Super 8 Motel.


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1550 Castle Dome Avenue, Yuma, AZ

                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION
Address:                            Southwest corner of 16th Street and
                                    Sunridge Drive
Legal:                              Lot B-2 of Tract "B" of Lot Split of Tract B
                                    of the ARC Center Subdivision, according to
                                    the plat of record in the office of the
                                    County Recorder of Yuma County, Arizona in
                                    Book 13 of Plats, pages 89-90
City:                               Yuma, Arizona
APN:                                109-42-089B
County:                             Yuma County
Property Rights:                    Fee Simple

SALE INFORMATION
Grantor:                            ARC Center Subdivision
Grantee:                            SMMRT, INC., an Arizona corporation
Document Number:                    Dkt. 1953 Pg. 49
Sale Price:                         $318,000.00
Sale Terms:                         All Cash/Cash Equivalent
Sale Date:                          September, 1993

SITE DESCRIPTION
Site Area:                          72,745 sf (1.67 acres)
Zoning:                             B-2, General Commercial District,
                                    City of Yuma
Utilities:                          All available at the site
Off-Sites:                          A/C Paving
Topography:                         Level
Location:                           16th Street (Hwy 95) and Sunridge Drive

SALE ANALYSIS
Price Per Square Foot:              $4.37

COMMENTS 5 story height limit. 437 feet of frontage on 16th Street, 205 feet on Sunridge Drive. In close proximity to the Interstate 8 and 16th Street interchange. The parcel is now improved with a Day's Inn.


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1550 Castle Dome Avenue, Yuma, AZ

Land Valuation (continued)

The comparable transactions took place between September 1993 and July 1996 and ranged in size from 1.41 to 4.50 acres. To further refine this preliminary range, each sale is analyzed as it compares to the subject and adjusted for value influencing characteristics. Following is a discussion of the adjustments.

Terms of Sale:

All of the sales were cash or considered cash equivalent transactions. Therefore, an adjustment was not warranted.

Conditions of Sale:

All of the transactions were confirmed to being at "arms length." Consequently, an adjustment for the condition of sale was not applicable.

Market Conditions:

All of the sales, with the exception of Sale No. 4, sold in the past fifteen months. In my discussions with realtors and property owners, the consensus was that the land market has remained fairly stable over the past three years. Sale 4, the older sale, also sold at the highest unit value. Although the reason for the higher unit value could be because of the location (frontage on U.S. Highway
95), it is my opinion that the market conditions do not warrant time adjustment.

Location:

All of the comparables, with the exception of Sale No. 4, were considered to have similar locations. Comparable No. 4 is situated with frontage on "Highway 95" or 16th Street, while Sales 1, 2 and 3 are situated on secondary streets which extend off of 16th Street. Although a quantitative adjustment cannot be determined utilizing this small sampling of sales, it is this appraiser's opinion that a 10% downward adjustment is appropriate for comparable 4's superior location.

Size

Even though the market for commercial/industrial land is quite broad, smaller parcels tend to sell for more on a per square foot basis. This is primarily due to the fact that more buyers have the purchasing power for smaller tracts of land and thus demand for same is greater. Comparables 3 and 4 require size adjustments. The sales are somewhat smaller than the subject. A 5% downward adjustment was considered realistic for these comparables' smaller size, based in part on examination of the sales utilized in this report.

Topography

Comparable 1's topography was considered very similar to the subject's. Comparables 2, 3 and 4 require minimal site preparation for development. Comparing these sales to Comparable No. 1 indicated about 5% downward adjustment was applicable. Therefore, a 5% downward adjustment was applied to Sales 2, 3 and 4.


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1550 Castle Dome Avenue, Yuma, AZ

Land Valuation (continued)

Following is a discussion of the individual comparables.

Sale 1 - Arc Center Subdivision to Cracker Barrel Old Country Store, Inc. in July, 1996 at $3.57 per square foot for 196,020 square feet, or 4.50 acres, more or less.

This parcel is located a short distance south of the subject, along the west side of Sunridge Drive, and abutting the Interstate 8 right of way. The parcel was vacant at the date of sale and a Cracker Barrel Old Country Store and Restaurant is currently being developed on the site. Also planned for this site is a Bugetel Motel. The parcel is similar in location, overall utility, and topography. This parcel requires no adjustment when compared to the subject property, thus, this sale indicates a price per square foot of $3.60 for the subject (rounded).

Sale 2 - Tang Enterprises to David Ramage in February, 1996 at $4.00 per square foot for 61,512 square feet, or 1,41 acres, more or less.

This parcel is located approximately one-half mile west, southwest of the subject on the east side of Riley Avenue, 300 feet south of 16th Street. The parcel was vacant at the date of sale, however, construction has started on a Comfort Inn. The parcel is similar to the subject in location, access, and overall utility. However, a 5% downward adjustment was applicable for the comparable's smaller size, and additional 5% downward adjustment is warranted for topography, as this site was level and ready for development. After net downward adjustment, this sale indicated an adjusted price per square foot of $3.60 for the subject.

Sale 3 - Tang Enterprises to David Ramage in August, 1995 at $4.25 per square foot for 78,765 square feet, or 1.81 acres, more or less.

Like Sale 2, this parcel is located about one-half mile west, southwest of the subject, along the west side of Riley Avenue, south of 16th Street. At the date of sale, the parcel was vacant and has since been developed with a Super 8 Motel. The parcel is very similar to the subject in location, overall utility, and access. A 5% downward adjustment was applicable for the comparable's smaller size and a further 5% downward adjustment was required for topography. After these downward adjustments, this sale indicated an adjusted price per square foot of $3.80 for the subject (rounded).

Sale 4 - ARC Center Subdivision to SMMRT, INC. in September, 1993 at $4.37 per square foot for 72,745 square feet, or 1.67 acres, more or less.

This sale is located about 400 feet southeast of the subject, along the south side of 16th Street and on the west side of Sunridge Drive. The parcel was vacant at the date of sale, however, a Day's Inn has been constructed on the site. This parcel was considered similar to the subject in overall utility. Downward adjustments were applicable for the comparable's superior location, (arterial frontage), smaller size and topography. After adjustments, this sale indicated an adjusted price per square foot of $3.50 for the subject.


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1550 Castle Dome Avenue, Yuma, AZ

Land Valuation (continued)

                   Summary of Comparable Sales and Adjustments

             Sale No.           1           2             3            4
===============================================================================
Sale Date                    07/96        02/96         08/95        09/93
Net Square Feet             196,020      61,512        78,765        72,745
Cash Equivalent Sale        $700,000    $246,048     $334,751.25    $318,000
Price/Square Foot            $3.57        $4.00         $4.25        $4.37
Market Conditions:             0            0             0            0
Normal Price/Sq.Ft.:         $3.57        $4.00         $4.25        $4.37
Adjustments:
                 Location:     0            0             0           -10%
                     Size:     0           -5%           -5%          -5%
               Topography:     0           -5%           -5%          -5%

Net Adjustment:                0          -10%          -10%          -20%
===============================================================================
Adjusted Price/Sq. Ft.:      $3.60        $3.60         $3.80        $3.50
         (Rounded)

     - Sign indicates comparable is superior to the subject
     + Sign indicates comparable is inferior to the subject

Prior to adjustments, the comparable sales examined reflected an acceptable range of selling prices. After making adjustments for the principal factors of sale date, location, size, access and zoning, the sales produced a more narrow range, from $3.50 per square foot, up to $3.80 per square foot. This is largely due to the similarities of their locations and potential uses. Based on the sales utilized and the narrow range of indicated values, it is my opinion that the subject parcel, if vacant, has an estimated value of $3.75 per square foot.

Thus, the subject's total land value, as of the date of valuation, may be calculated as follows:

            234,353 square feet @ $3.75 per s.f.       =      $878,824

                             Rounded:              $880,000
                                                   ========


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1550 Castle Dome Avenue, Yuma, AZ

COST APPROACH (Continued)

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $67.22 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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1550 Castle Dome Avenue, Yuma, AZ

COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $469,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 7 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 14 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $9,770,000
                                   ==========


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1550 Castle Dome Avenue, Yuma, AZ

                             Replacement Cost Study

==========================================================================================================
  Development Proforma
  Shilo Inn, Yuma, AZ
----------------------------------------------------------------------------------------------------------
  MVS: Sec. 11, P 17, Class  D, Good  Current X  Local X  Adj $/sf
  -------------------------  -------  ---------  -------  --------
   Base Cost:                $69.30      1.00      0.97     $67.22

   Hard Costs                        Measure            $/Measure                     Cost           $/SF
   ----------                        -------            ---------                     ----           ----
   Building                          95,672 SF            $67.22       $6,431,168
   Yard Improvements                                                   $  350,000
                                                                       ----------
  Total Hard Costs                                                                  $6,781,168     $70.88

  Soft Costs
  ----------
  Architectural & Engineering                     8.00%                 $542,500
  Development Overhead                            3.00%                  203,400
  Stabilization & Opening Expenses 25% of annual income                  570,956

  Total Soft Costs                                                                  $1,316,856     $13.76
                                                                                    ----------

  Total Improvement Costs                                                           $8,098,024     $84.64

  Entrepreneurial Profit             18.00%                                         $1,457,644     $15.24
                                                                                    ----------     ------

  Total                                                                             $9,555,668     $99.88
  Depreciation Adjustment            Age/Life             % Dep.       $ Dep.
  -----------------------
  Physical                           7/50                 14.00%      $1,133,723

  Total Depreciation                                                                $1,133,723     $11.85
                                                                                    ----------     ------
  Project Costs (Depreciated Replacement Cost)                                      $8,421,945     $88.03

  Depreciated Furniture Fixtures & Equipm         134 Units @              $3,500     $469,000

  Land Valuation                         Acres         SF    $/SF      Land Value        Total
  --------------                         -----         --    ----      ----------        -----
  Site Value in Fee                       5.38    234,353   $3.75        $878,824

  Site Value                              5.38    234,353   $3.76                   $880,000
----------------------------------------------------------------------------------------------------------
Indicated Value                                                                   $9,770,945

  Rounded                                                                         $9,770,000
                                                                                  ==========
===========================================================================================================


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1550 Castle Dome Avenue, Yuma, AZ

                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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1550 Castle Dome Avenue, Yuma, AZ

                        REGIONAL SUMMARY OF HOTEL SALES

====================================================================================================================================
                                     Date of  Year   Building  Land   Land/Bldg   No of    Gross.      Sale       Price/   Price/
   No.     LOCATION                    Sale   Built   Area     Area     Ratio     Units   Area/Rm.     Price      Sq. Ft.  Unit
====================================================================================================================================
    1   Comfort Inn                   May-95  1990    30,740   76,405  2.49 :1     58      530      $2,800,000    $91.09   $48,276
        13207 NE 20th Avenue                          Est
        Vancouver, WA


    2   Comfort Inn                   Jun-96  1992    34,000   66,646  1.96 :1     64      531      $2,600,000    $76.47   $40,625
        8855 SW Citizens Drive
        Wilsonville OR

    3   Embassy Suites                Feb-95  1988    71,664  126,574  1.77 :1    102      703      $8,000,000   $111.63   $78,431
        706 South Milton Road
        Flagstaff, AZ

    4   Fountain Suites Hotel         Aug-96  1986   248,038  664,987  2.68 :1    314      790     $24,250,000    $97.77   $77,229
        2577 W. Greenway Road
        Phoenix, AZ

    5   West Coast Gateway Hotel      Mar-96  1990    59,074   71,165  1.20 :1    145      407     $11,218,164   $189.90   $77,367
        18415 Pacific Highway South
        Seattle, WA

    6   Best Westem Hotel             Mar-95  1986    91,618  262,749  2.87 :1    147      623      $5,500,000    $60.03   $37,415
        15901 W. Valley Highway
        Tukwilla WA

        Unadjusted Range:                    $60.03    to     $189,90 /Sq.Ft.
                                            $37,415    to     $78,431 /Unit

                                            Mean:   $104.48 / Sq Ft         $59,891 / Unit

================================================================================
                                        Comment
   No.     LOCATION
================================================================================
    1   Comfort Inn                  Occupancy reported at 70 percent
        13207 NE 20th Avenue         ADR @ $46.00. No food and beverage
        Vancouver, WA                One meeting room, spa, pool, excercise
                                     Located near new mall.

    2   Comfort Inn                  Two-story wood frame motel located
        8855 SW Citizens Drive       in suburban location.
        Wilsonville OR

    3   Embassy Suites               Three-story all suite hotel of masonry
        706 South Milton Road        construction. ADR in low $80 range.
        Flagstaff, AZ                0cc. reported to be high 70's, low 80%.

    4   Fountain Suites Hotel        Located near Black Canyon Freeway
        2577 W. Greenway Road        Large complex with 13 two and three-
        Phoenix, AZ                  story concrete and steel frame buildings

    5   West Coast Gateway Hotel     SeaTac Airport location.
        18415 Pacific Highway South  All cash sale.
        Seattle, WA

    6   Best Westem Hotel            Three story wood frame structure
        15901 W. Valley Highway      includes restaurant, spa, excercise
        Tukwilla WA                  room and outdoor pool.

        Unadjusted Range:


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

1550 Castle Dome Avenue, Yuma, AZ

                                    Sales Map


                               [Graphic Omitted]


----------------------------------
James Ratkovich & Associates, Inc.                                            69

1550 Castle Dome Avenue, Yuma, AZ

                              COMPARABLE SALE NO. 1


                               [Graphic Omitted]


ADDRESS:            Comfort Inn            GRANTOR:          Ray Patel, et al.
                    13207 NE 20th Avenue   GRANTEE:          Shree Ram LLC
DESCRIPTION:        Two-story wood frame   DOCUMENT #:       Na
                    and stucco limited     MARKET TIME:      Na
                    service hotel          NUMBER OF UNITS:  58
YEAR BUILT:         1990                   SALE PRICE:       $2,800,000
LOT SIZE:           76,405 S.F.            SALE DATE:        June 5, 1995
CONDITION:          Average/Good           TERMS:     $350,000 down
QUALITY:            Average                           seller wrapped existing
                                                      $1.45M 1st TD with,
                                                      due in 10 years

BUILDING AREA:      30,740 S.F.            GROSS INCOME:     $685,540
LAND:BLDG RATIO:    2.49:1                 NET INCOME:       $288,000
PRICE/S.F.:         $91.09                 OVERALL RATE      10.29%
PRICE/UNIT:         $48,276                GRM:              4.08
FF&E:               $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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

1550 Castle Dome Avenue, Yuma, AZ

                              COMPARABLE SALE NO. 2


                               [Graphic Omitted]


ADDRESS:            Comfort Inn             GRANTOR:       Mahalaxmi Inc.
                    8855 SW Citizens Drive  GRANTEE:       Ganesh Enterprises
                    Wilsonville, OR
DESCRIPTION:        Two-story wood          DOCUMENT #:    9603044444
                    frame limited service   MARKET TIME:   Na
                    hotel
NUMBER OF UNITS:    64
YEAR BUILT:         1992                    SALE PRICE:    $2,600,000
LOT SIZE:           66,646 S.F.             SALE DATE:     June 19, 1996
CONDITION:          Average/Good            TERMS:         $800,000 down
QUALITY:            Average                                $1,8M 1st Td
                                                            Commercial Bank
BUILDING AREA:      34,000 S.F.             GROSS INCOME:           $804,825
LAND:BLDG. RATIO:   1.96:1                  NET INCOME:             $310,628
PRICE/S.F.:         $76.47                  OVERALL RATE            11.95%
PRICE/UNIT:         $40,625                 GRM:                    3.23
FF&E:               $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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1550 Castle Dome Avenue, Yuma, AZ

                              COMPARABLE SALE NO. 3


                            Photograph Not Available


ADDRESS:            Embassy Suites         GRANTOR:      Suites Partners
                    706 S. Milton Road     GRANTEE:      Felcor Suites Partners
                    Flagstaff, Arizona
DESCRIPTION:        Three-story complex    DOCUMENT #:      1746-694
                    all suite hotel        MARKET TIME:     Na
                    formerly Quality Inn   NUMBER OF UNITS: 102
YEAR BUILT:         1988                   SALE PRICE:      $8,000,000
LOT SIZE:           126,574 S.F.           SALE DATE:       February 17, 1995
CONDITION:          Good                   TERMS:        All cash to seller
QUALITY:            Good
BUILDING AREA:      71,664 S.F.            GROSS INCOME:          $1,900,000
LAND:BLDG RATIO:    1.77:1                 NET INCOME:            $690,400
PRICE/S.F.:         $111.63                OVERALL RATE           8.63%
PRICE/UNIT:         $78,431                GRM:                   4.21

COMMENTS: This is an all suite two room design hotel with courtyard. It has a cocktail lounge, breakfast area, outdoor pool, spa. Good appeal.


----------------------------------
James Ratkovich & Associates, Inc.                                            72

1550 Castle Dome Avenue, Yuma, AZ

                              COMPARABLE SALE NO. 4


                            Photograph Not Available


ADDRESS:         Fountain Suites Hotel         GRANTOR:      FSH Investments
                 2577 W. Greenway Road         GRANTEE:      Interstone Partners
                 Phoenix, AZ
DESCRIPTION:     7 three-story & 6 two-story   DOCUMENT #:   616179
                 concrete and steel frame      MARKET TIME:  Na
                 complex with good landscaping
NUMBER OF UNITS: 314
YEAR BUILT:      1986                          SALE PRICE:   $24,250,000
LOT SIZE:        664,987 S.F.                  SALE DATE:    August 29, 1996
CONDITION:       Average/Good                  TERMS:        All cash
QUALITY:         Average/Good
BUILDING AREA:   248,038 S.F.                  GROSS INCOME:          Na
LAND:BLDG RATIO: 2.68:1                        NET INCOME:            Na
PRICE/S.F.:      $97.77                        OVERALL RATE           Na
PRICE/UNIT:      $77,229                       GRM:                   Na

COMMENTS: This suburban property is located just east of the Black Canyon Freeway at Greenway Road in north section of Phoenix. No operating statistics or income data available.


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

1550 Castle Dome Avenue, Yuma, AZ

                              COMPARABLE SALE NO. 5


                               [Graphic Omitted]


ADDRESS:          Westcoast Gateway Hotel          GRANTOR:  Gateway Hotel LP
                  18415 S. Pacific Highway         GRANTEE: Patriot American
                  Sea-Tac, WA                               Hospitality
DESCRIPTION:      Six-Story, good quality Class    DOCUMENT #:  7110-407
                  B hotel w/ restaurant, lounge    MKTG.TIME::  N/A
                  Pool and spa amenities.          ROOM CT.:    145
YEAR BUILT:       1990                             SALE PRICE:  $ 11,218,164
LOT SIZE:         71,165 SF (1.63 Acre)            SALE DATE:   March, 1996
CONDITION:        Good                             TERMS:       Cash Equivalent
QUALITY:          Average-Good                     CLASS:       Limited service,
BUILDING AREA:    59,074 SF                                     upper tier
LAND:BLDG RATIO:  1.20:1                           GROSS INCOME:          N/A
PRICE/SF:         $189.90                          NET INCOME:            N/A
PRICE/UNIT:       $77,367                          OVERALL RATE           N/A
                                                   GRM:                   N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


----------------------------------
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

1550 Castle Dome Avenue, Yuma, AZ

                              COMPARABLE SALE NO. 6


                               [Graphic omitted]


ADDRESS:          Best Western Southcenter   GRANTOR:      United States
                  15901 W. Valley Highway                  National Bank
                  Tukwilla, WA               GRANTEE:      Wen & Liu
DESCRIPTION:      Three-story and one-story  DOCUMENT #:   95-3311394
                  wood frame structures,     MKTG.TIME::   N/A
                  restaurant, pool & spa     No Of Units:  147
YEAR BUILT:       1986                       SALE PRICE:   $5,500,000
LOT SIZE:         262,749 S.F.               SALE DATE:    March 31, 1995
CONDITION:        Average                    TERMS:        Cash Equivalent
QUALITY:          Average
BUILDING AREA:    91,618 S.F.                GROSS INCOME:          N/A
LAND:BLDG RATIO:  2.87 :1                    NET INCOME:            N/A
PRICE/SF:         $60.03                     OVERALL RATE           N/A
PRICE/UNIT:       $37,415                    GRM:                   N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.

----------------------------------
James Ratkovich & Associates, Inc.                                            75

1550 Castle Dome Avenue, Yuma, AZ

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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

1550 Castle Dome Avenue, Yuma, AZ

DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between early 1995 and late 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $78,431 per unit. The sales occurred between February 1995 and August 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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

1550 Castle Dome Avenue, Yuma, AZ

DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the following page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The subject is newly renovated and has meeting and banquet facilities for 450 people. It is the leader in its competitive market area and has had stable gross revenues despite having a renovation in progress during 1996. Operations should continue to improve in the foreseeable future. The GRM value indicators for the subject property are best indicated by an overall range of the sales. We estimate the subject to have a GRM between 3.4 and 3.6. We have estimated a GRM of 3.5 as applicable to the subject property which indicates a value of:

                        $2,283,825 GRM x 3.5 =  $7,993,388

                        Rounded                 $7,995,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


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

1550 Castle Dome Avenue, Yuma, AZ

                            SUPPLEMENTAL HOTEL SALES

====================================================================================================================================
                          Date of   Year     Building   No of     Gross                   Sale      Price/     Price/
No.    LOCATION             Sale    Built      Area     Units    Revenue       NOI        Price      Sq. Ft.    Unit    GRM    OAR
====================================================================================================================================
1   Comfort Inn            May-95   1990       30,740     58     $685,540    $288,000   $2,800,000    $91.09   $48,276  4.08  10.29%
    13207 NE 20th Avenue
    Vancouver, WA

2   Capital Inn/Days Inn   Jan-95   1990       29,949     81     $778,745    $373,765   $3,320,000   $110.86   $40,988  4.26  11.26%
    120 College Street
    Lacey WA

3   Quality Inn            Oct-95   1977/86    29,200     73     $685,200    $293,760   $2,625,000    $89.90   $35,959  3.83  11.19%
    1545 NE Bumside
    Greshan, OR

4   Embassy Suites         Feb-95   1988       71,664    102   $1,900,000    $690,400   $8,000,000   $111.63   $78,431  4.21   8.63%
    706 S. Milton Road
    Flagstaff, AZ

5   Ameritel Inn           Jun-96   1991       48,966     94   $1,652,218    $823,838   $6,110,000   $124.78   $65,000  3.70  13.48%
    Confidential

6   Bellevue Hilton        Aug-95   1979      122,369    180   $3,945,000  $1,107,000  $12,300,000   $100.52   $68,333  3.12   9.00%
    100 112th Street NE
    Bellevue WA
                                    Mean:                                                            $104.79   $56,165  3.87  10.64%

    Unadjusted Ranges:     $89.90   to   $124.78 /Sq.Ft.
                          $35,959   to   $78,431 /Unit
                             3.12   to      4.26 GRM
                            8.63%   to    13.48% OAR


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1550 Castle Dome Avenue, Yuma, AZ

DIRECT COMPARISON APPROACH (Continued)

The primary sales comparables most similar to the subject in market appeal, size, type of operation and age are Sales Nos. 1, 3, and 4. These sales suggest values in the $50,000 to $70,000 per unit range. Sales 3 and 4 are located in Arizona, but in superior market areas and the subject should be at a lower price per room. The subject is newly renovated and has meeting and banquet facilities. Given the recent renovation, all-suites design and conference center and improving economic performance of the subject, we conclude that the subject is at the middle of the range indicated by these sales. Therefore, we conclude on a value of $65,000 per room or:

                    134 Units @ $65,000 per Unit = $8,710,000

                              Conclude @ $8,710,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $7,995,000 and $8,710,000. We have selected a value indication at the middle of the two indications, as follows:

                     Conclude                   $8,350,000
                                                ==========


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1550 Castle Dome Avenue, Yuma, AZ

                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


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

1550 Castle Dome Avenue, Yuma, AZ

                          SUMMARY OF COMPETITIVE HOTELS

No.  Name                     No. Rooms         Rack Rates                 Amenities
=============================================================================================
 1   Best Western Inn Suites     166     $59.00 - Studio               Heated
                                         $69.00 - Suites               Pool/Jacuzzi
                                                                       Exercise Room
                                                                       Guest Laundry,
                                                                       Tennis Courts,
                                                                       Cable TV-HBO
                                                                       PJ's Cafe
 2   LaFuente Inn                 96     $60.00 - Single Q or K        Cable TV-HBO
                                         $66.00 - Double Queen         Refrigerator/Microwave
                                         $70.00 - Suite                Continental Breakfast
                                                                       Game Room
                                                                       Pool/Jacuzzi
                                                                       Laundry Facilities
 3   Super 8                      82     $49.88 - Single Q or K        Pool/Spa
                                                                       Cable TV-HBO
                                         $54.88 - Double Q  or K       Guest Laundry
                                         $57.88 - 3 persons
                                         $60.88 - 4 persons
 4   Day's Inn                    65     $54.95 - Queen                Pool/Spa
                                         $599.95 - King                Continental Breakfast
                                         $64.95 - Double Queen         Cable TV-HBO
                                         $99.95 - King-Jacuzzi         Access to Microwave/
                                         (Corporate Rate $5-$10 Less)  Refrigerator

 5   Radisson                    164     $99.00 King                   All 2-room suites
                                         $99.00 Double Queen           Pool, Spa
                                         (Corporate Rate $79.00)       Cable TV-HBO
                                                                       Continental Breakfast
                                                                       Free Happy Hour
                                                                       (5-7pm)
                                                                       Banquet Facilities for
                                                                       105 people @ $325/nite.
 6   Comfort Inn                  N/A                                  Under construction -
                                                                       completed late 1996,
                                                                       managed by Super 8


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1550 Castle Dome Avenue, Yuma, AZ

                             COMPETITIVE HOTEL NO. 1


                               [Graphic Omitted]


                             COMPETITIVE HOTEL NO. 2


                               [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ

                               [Graphic Omitted]


                                  LOCATION MAP
                              COMPETING PROPERTIES


                                                                             83A

1550 Castle Dome Avenue, Yuma, AZ

                             COMPETITIVE HOTEL NO. 3


                               [Graphic Omitted]


                             COMPETITIVE HOTEL NO. 4


                               [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ

                             COMPETITIVE HOTEL NO. 5


                               [Graphic Omitted]


                             COMPETITIVE HOTEL NO. 6


                               [Graphic Omitted]


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1550 Castle Dome Avenue, Yuma, AZ

LOCAL MARKET OVERVIEW

The subject property is a commercially oriented, mid-priced lodging facility located in the eastern end of Yuma along Interstate 8 at US Highway 95 (16th Street). The subject has good exposure and access from Interstate 8. The primary business arterial in Yuma is 4th Avenue (Business 8) is located less than half a mile to the west of Interstate 8. In the immediate area of the subject property are located competitive comparables 1, 2 and 4, which are the Best Western Inn Suites, the La Fuente Inn and Day's Inn, respectively. A Motel 6 facility is located in the immediate area but it is not considered to be in the same competitive market sector as the subject and was not included.

The Best Western Inn Suites is a 166 unit facility that is located directly north of the subject property and is modern in design and among the largest lodging facilities in Yuma. The property is oriented towards both commercial and tourist demand and has mostly two-room suites which are offered at seasonal rates ranging from $59 per night off season to $99 per night in high season for one person occupancy. Extra person occupancy is $5 extra. The hotel has no restaurant but offers complimentary Continental breakfast. It has good recreational facilities including pool, tennis courts, exercise room and HBO as well as a large meeting room. The property has good appeal and provides the subject with its primary competition. It's occupancy is estimated in the mid 50 percent range.

The La Fuente Inn is a former Travelodge facility, now operated independently, which is located just south of the subject property. This property contains 96 units and opened in 1988. It offers standard rooms and suites at rack prices ranging from $60 to $70 per night. Recreational facilities include pool, spa and fitness center. Complimentary Continental breakfast is provided. This facility is commercial and government demand, particularly those doing business at the Marine Corps Air Base, located south of the subject area. Occupancy is estimated at the 55 to 60 percent range.

The Days Inn motel is located adjacent to the La Fuente Inn and it is a newer facility with limited service accommodation that contains 65 units . The property is of average appeal and has a pool, spa HBO and complimentary Continental Breakfast. It's rates range from $54.95 to $64.95 per night for single occupancy for typical rooms and charges $5 extra per person. The property is both tourist and commercial demand oriented although it is less appealing than the subject and the other two properties cited above. Occupancy is estimated to be in low to middle 50 percent range.

The other three competitive properties are a Super 8 with 82 units located west of the freeway, a Radisson Inn with 164 all suite units located on 4th Avenue at 26th Street and a Comfort Inn under construction adjacent to the Days Inn. These properties range in rack rates between $49.99 and $99.00 per night. They are secondary competitors in comparison to the subject and the three properties presented, with the Super 8 being inferior in quality, appeal and market tier. The Radisson Inn appeals to a different market segment and is not freeway oriented. The Comfort Inn will likely appeal to the low end of the subject's demand sector.


----------------------------------
James Ratkovich & Associates, Inc.                                            86

1550 Castle Dome Avenue, Yuma, AZ

LOCAL MARKET OVERVIEW

The subject property is an attractive facility and is among the top of it's competitors in appeal, access and exposure and price level. The market demand is segmented into three primary sectors, commercial demand, tourist and government. The subject appeal to all three sectors, given its newer age, good condition, appeal and exposure. The subject also has a large conference center and restaurant and is moderately priced relative to it's competition and the level of service it provides. The subject property is estimated to represent approximately 15% of the identified competitive room supply and is forecast to capture a higher than average market penetration into the existing demand in Yuma. The subject property has experience increased competition in the past four years which has resulted in a drop in its occupancy from 63 percent in 1993 to between 53 and 56 percent in 1994 through 1996.

According to PKF room supply from 720,000 room sin 1993 to 774,000 in 1996 while room demand declined from 489,000 rooms per year in 1993 to 375,000 estimated for 1996. However, current economic growth and development trends are positive and demand is increasing and occupancies should return to 1993 levels soon. According to our investigations, there are no immediate plans for more additions to supply, given the more than adequate amount of available room supply in Yuma. Therefore, based upon the location, management, current room rates and competition, it is estimated that the subject property will maintain its current market share, with occupancies ranging in the high 58% to 60% range.

The followings a six year retrospective of the average occupancy statistics for the industry (years 1990-1993) and occupancy for the months of August in years 1995 and 1996.

                                Average Occupancy

            Calendar Year   Average Occupancy   % Change Prior Year
                 1990            69.00%                0.19%
                 1991            63.00%                -8.7%
                 1992            60.00%                -4.8%
                 1993            68.00%                0.133
            1995 (Annual)        53.28%               -21.65%
            1996 (Annual)        48.30%               -9.35%

This table reveals how average occupancy initially declined, then increased, then declined again. Overall, current occupancy is somewhat lower than occupancy in 1992. Several factors potentially affecting occupancy levels in the future include the opening of the Bugetel and Comfort Inn currently under construction to the south of 16th Street and the recent opening of the Super 8 property in Yuma. Furthermore, traffic counts have been decreasing slightly on Interstate 8, somewhat reducing the number of potential travel related guests to the Yuma area. We anticipate average occupancies to continue running in the 50% to 60% range observed during most of the last six years. Aggressive marketing to new businesses locating in the community could yield measurable increases in average occupancies, helping to offset those factors contributing to the recent decline.


----------------------------------
James Ratkovich & Associates, Inc.                                            87

1550 Castle Dome Avenue, Yuma, AZ

LOCAL MARKET OVERVIEW

Conclusions

Data compiled by Norton Consulting and PKF Consulting reveals the historical strength and growth potential of the Yuma and Arizona market areas. Historic growth in aggregated revenue and average daily rate (ADR) is tempered by declines in each between 1992 and 1995. Although we hesitate to draw definitive conclusions from the early 1996 data, it appears that the Yuma market is once again entering a period of growth in revenue, though competition is increasing and room demand and occupancy is somewhat lower. Nevertheless positive current and future development trends, and business growth trends in the region and in Yuma specifically, all suggest positive growth for the near to intermediate term (2- 5 years).


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James Ratkovich & Associates, Inc.                                            88

1550 Castle Dome Avenue, Yuma, AZ

------------------------------------------------------------------------------------------------------------------------------------
                                                                    SHILO INN
-----------------------------
 # of Rooms           134                                        1550 S. Castle Dome Road
-----------------------------                                    Yuma, AZ
-----------------------------                     ------------------------------------------------------------
 Building Area     78,292 sf                      RECONSTRUCTED HISTORICAL OPERATING DATA

                                          1993                            1994                           1995
====================================================================================================================================
 Occupancy Rate                           63.00%                          56.00%                         53.00%
 Average Room Rate                        $69.71                          $72.54                         $75.25
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                                        % Total   Per Room                % Total  Per Room              % Total  Per Room
                                                -------   --------                -------  --------              -------  --------
 Room Rentals                         $2,147,911   93.4%   $16,029    $1,983,392    93.5%   $14,801  $1,911,202    94.3%   $14,263
 Restaurant                               52,428    2.3%      $391        51,191     2.4%      $382      17,778     0.9%      $133
 Telephone                                80,260    3.5%      $599        60,764     2.9%      $453      66,432     3.3%      $496
 Other Income                             17,903    0.8%      $134        25,553     1.2%      $191      31,370     1.5%      $234
------------------------------------------------------------------------------------------------------------------------------------
 Total Revenue                        $2,298,502  100.0%   $17,153    $2,120,900   100.0%   $15,828  $2,026,782   100.0%   $15,125

EXPENSES
 Departmental Expenses
  Rooms Department                       381,631   16.6%    $2,848       338,996    16.0%    $2,530     339,712    16.8%    $2,535
 Food & Beverage Department               15,097    0.7%      $113         4,210     0.2%       $31       2,726     0.1%       $20
  Telephone                               42,681    1.9%      $319        33,578     1.6%      $251      34,085     1.7%      $254

Undistributed Operating Expenses
  Administrative & General               114,979    5.0%      $858       119,787     5.6%      $894     122,321     6.0%      $913
  Management                             114,925    5.0%      $858       106,045     5.0%      $791     101,339     5.0%      $756
  Marketing                               76,517    3.3%      $571        68,336     3.2%      $510     114,014     5.6%      $851
  Utilities                              152,637    6.6%    $1,139       144,534     6.8%    $1,079     138,820     6.8%    $1,036
  Property Operations & Maintenance       77,469    3.4%      $578        72,335     3.4%      $540      50,151     2.5%      $374
  Capital Expenditures                    58,479    2.5%      $436        78,156     3.7%      $583      36,867     1.8%      $275
  Miscellaneous                            8,461    0.4%       $63         5,822     0.3%       $43       4,922     0.2%       $37

Fixed Charges
  Property Tax & License                 157,213    6.8%    $1,173       126,336     6.0%      $943     145,336     7.2%    $1,085
  Insurance                                8,345    0.4%       $62        11,974     0.6%       $89      11,000     0.5%       $82
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                        $1,208,434   52.6%    $9,018    $1,110,109    52.3%    $8,284  $1,101,293    54.3%    $8,219

NET OPERATING INCOME                  $1,090,068   47.4%    $8,135    $1,010,791    47.7%    $7,543    $925,489    45.7%    $6,907
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------

-----------------------------        -------------------
 # of Rooms           134            Remodeled 1995-96
-----------------------------        -------------------
-----------------------------        -------------------
 Building Area     78,292 sf
                                     Trailing 12
                                      Months 8/96
====================================================================
 Occupancy Rate                           55.00%
 Average Room Rate                        $75.31
--------------------------------------------------------------------
REVENUES                                          % Total  Per Room
                                                  -------  --------
 Room Rentals                         $1,991,816    95.1%  $14,864
 Restaurant                               17,945     0.9%     $134
 Telephone                                72,695     3.5%     $543
 Other Income                             12,783     0.6%      $95
--------------------------------------------------------------------
 Total Revenue                        $2,095,239   100.0%  $15,636

EXPENSES
 Departmental Expenses
  Rooms Department                      349,815     16.7%   $2,611
 Food & Beverage Department               3,377      0.2%      $25
  Telephone                              37,330      1.8%     $279

Undistributed Operating Expenses
  Administrative & General               115,760     5.5%     $864
  Management                             104,762     5.0%     $782
  Marketing                              106,653     5.1%     $796
  Utilities                              143,807     6.9%   $1,073
  Property Operations & Maintenance       83,726     4.0%     $625
  Capital Expenditures                    21,370     1.0%     $159
  Miscellaneous                            3,632     0.2%      $27

Fixed Charges
  Property Tax & License                 184,690     8.8%   $1,378
  Insurance                                8,505     0.4%      $63
--------------------------------------------------------------------
Total Expenses                        $1,163,427    55.5%   $8,682

NET OPERATING INCOME                    $931,812    44.5%   $6,954
--------------------------------------------------------------------


---------------------------------
James Ratkovich & Associates, Inc.                                            89

1550 Castle Dome Avenue, Yuma, AZ

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 63 percent in 1993 to 56 percent in 1994, to 53 percent in 1995 and is 55 percent for the trailing 12 months. Occupancy is increasing again due to improvement in economic conditions and completion of remodel at the subject. We expect occupancy to return to 1993-94 levels. The average daily room rate has increased since 1993 ranging from $69.71 to $75.31. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 61.70 percent in 1993, 56.9 percent in 1994, 55.9 percent in 1995 and is achieving 57.5 percent in the first nine months of 1996. The average daily rates have similarly increased slightly from $40.85 in 1993 to $48.00 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 58 percent in 1997 and increase to stable levels of 60 percent per year for the duration of our analysis due to the expected increase in occupancy that should result form the renovation in progress. The average daily rate is projected at $75.50 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income estimated at 3.5 percent of room revenues; restaurant lease revenue has ranged from 0.9 to 2.4 percent of room revenue and we projected 2.0 percent in our projections; and miscellaneous other income, from vending machines and similar items, is estimated at 1.0 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.


----------------------------------
James Ratkovich & Associates, Inc.                                            90

1550 Castle Dome Avenue, Yuma, AZ

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,530 to $2,848 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,600 per room for departmental room expense which is near the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 55 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 5.0% and 6.0% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 5.5% for our projections.

----------------------------------
James Ratkovich & Associates, Inc.                                            91

1550 Castle Dome Avenue, Yuma, AZ

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 3.2% to 5.6% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 6.6 to 6.9 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 6.8 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 2.5 and 4.0 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 3.5 percent based on the subject's most recent historical data and industry standards.


----------------------------------
James Ratkovich & Associates, Inc.                                            92

1550 Castle Dome Avenue, Yuma, AZ

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property and personal property taxes are $184,690. Taxes were reduced in 1996 from $198,041 in 1995. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $185,000 in our projection for year one.

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.4 and 0.6 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.5 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


----------------------------------
James Ratkovich & Associates, Inc.                                            93

1550 Castle Dome Avenue, Yuma, AZ

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


----------------------------------
James Ratkovich & Associates, Inc.                                            94

1550 Castle Dome Avenue, Yuma, AZ

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


----------------------------------
James Ratkovich & Associates, Inc.                                            95

1550 Castle Dome Avenue, Yuma, AZ

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is a 10 year old hotel, is well maintained and has good appeal.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $8,600,055
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


----------------------------------
James Ratkovich & Associates, Inc.                                            96

1550 Castle Dome Avenue, Yuma, AZ

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


----------------------------------
James Ratkovich & Associates, Inc.                                            97
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1550 Castle Dome Avenue, Yuma, AZ

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o  Survey of investors' acceptable yield rates

o  Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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James Ratkovich & Associates, Inc.                                            98
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1550 Castle Dome Avenue, Yuma, AZ

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                         Yields on Selected Securities
=============================================================================
       Period            Aaa       Baa        Treasury          Treasury
                        Bonds     Bonds      Securities        Securities
                                             (Long Term)      (Five Year)
-----------------------------------------------------------------------------
     March 1995         8.12%     8.70%         7.45%            7.05%
-----------------------------------------------------------------------------
   September 1995       7.32%     7.93%         6.55%            6.00%
-----------------------------------------------------------------------------
     April 1996         6.80%     7.47%         6.05%            5.36%
-----------------------------------------------------------------------------
       Average          7.41%     8.03%         6.68%            6.14%
=============================================================================

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

      "Risk Free" Capital Market Return Rate:               8.00% +/-
      Real Estate Risk and Illiquidity Premium:             4.00% +/-
      Hotel-Going Concern Risk based premium:               1.50% +/-
                                                            ---------

      Total Return Expectation-Going Concern Hotels:        13.50% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.50%.


----------------------------------
James Ratkovich & Associates, Inc.                                            99
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1550 Castle Dome Avenue, Yuma, AZ

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $8,614,530
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given the two indication equal weight and rounded down. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:


           Direct Capitalization - Fiscal 1997 Income -  $8,600,055

                Discounted Cash Flow Analysis   -   $8,614,530

                               Rounded $8,600,000
                                       ==========


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James Ratkovich & Associates, Inc.                                           100
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1550 Castle Dome Avenue, Yuma, AZ

                          DISCOUNTED CASH FLOW ANALYSIS

                                                               SHILO INN
# of Rooms                                   134               1550 S. Castle Dome Road
Growth                                      3.0%               Yuma, AZ
-----------------------------------------------------------------------------------------------------
                                          % Total        1           2           3           4
Fiscal Year (12/1 TO 11/30)                Revenue      1997        1998        1999        2000
=====================================================================================================
Room Nights Available                                   48,910      48,910      48,910        48,910
Number of Occupied Rooms                                28,368      29,346      29,346        29,346
Occupancy Rate                                          58.00%      60.00%      60.00%        60.00%
Average Room Rate                                       $75.50      $77.77      $80.10        $82.5O
-----------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                                93.78%  $2,141,769  $2,282,092  $2,350,554    $2,421,071
Telephone                                    3.50%      74,962      79,873      82,269        84,737
Restaurant Revenue                           2.00%      45,677      47,047      48,458        49,912
Other Income                                 1.00%      21,418      22,821      23,506        24,211
                                          -----------------------------------------------------------
Total Revenue                               1OO.0%  $2,283,825  $2,431,833  $2,504,788    $2,579,931

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                        $2,600     348,400     358,852     369,618       380,706
 Telephone (% of Departmental Income)        55.0%      41,229      43,930      45,248        46,606
                                          -----------------------------------------------------------
Total Departmental Expenses                  17.1%    $389,629    $402,782    $414,866      $427,312

Undistributed Operating Expenses
 Administrative & General                     5.5%     125,610     129,379     133,260      137,258
 Management                                   5.0%     114,191     121,592     125,239      128,997
 Furniture, Fixtures & Equipment Reserves     3.0%      68,515      72,955      75,144       77,398
 Franchise & Marketing                        8.0%     182,706     194,547     200,383      206,394
 Utilities                                    6.8%     155,300     165,365     170,326      175,435
 Property Operations & Maintenance            3.5%      79,934      85,114      87,668       90,298
 Miscellaneous                                1.0%      22,838      24,318      25,048       25,799
                                          -----------------------------------------------------------
Total Undistributed Expenses                 32.8%    $749,095    $793,269    $817,067     $841,579

Total Expenses Before Fixed Charges          49.9%  $1,138,724  $1,196,051  $1,231,933   $1,268,891
Income Before Fixed Charges                  5O.1%  $1,145,101  $1,235,781  $1,272,855   $1,311,040

Fixed Charges
 Property Tax & License                       8.1%     185,000     190,550     196,267      202,154
 Insurance                                    0.5%      11,419      11,762      12,115       12,478
 Buildings Reserve for Replacement            2.0%      45,677      47,047      48,458       49,912
                                          -----------------------------------------------------------
Total Fixed Charges                          10.6%    $242,096    $249,358    $256,839     $264,544

NET OPERATING INCOME                         39.5%    $903,006    $986,423  $1,016,016   $1,046,496
Present Value of Income Stream                         795,600     765,722     694,885      630,600
 Discounted at                              13.50%
Total Present Value of Income Stream                            $5,617,678

REVERSION ANALYSIS
------------------------------------------
Eleventh Year Income                                $1,287,058
Reversion Capitalized @                                 11.50%
Reversion                                          $11,191,810
Less Sales Expense                                        5.0%
Net Reversion                                       10,632,219
Discount rate                                           13.50%
Present Value of Reversion                                      $2,996,852
                                                                ----------
TOTAL PRESENT VALUE                                             $8,614,530

Concluded Value via Income Approach                             $8,600,000     $64,179 /Room
                                                                ==========



# of Rooms
Growth
-----------------------------------------------------------------------------------------------------------------------------
                                               5           6             7          8           9          10           11
Fiscal Year (12/1 TO 11/30)                   2001        2002          2003       2004        2005       2006         2007
=============================================================================================================================
Room Nights Available                          48,910      48,910      48,910      48,910      48,910      48,910      48,910
Number of Occupied Rooms                       29,346      29,346      29,346      29,346      29,346      29,346      29,346
Occupancy Rate                                 60.00%      60.00%      60.00%      60.00%      60.00%      60.00%      60.00%
Average Room Rate                              $84.98      $87.53      $90.15      $92.86      $95.64      $98.51     $101.47
-----------------------------------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                               $2,493,703  $2,568,514  $2,645,570  $2,724,937  $2,806,685  $2,890,885  $2,977,612
Telephone                                      87,280      89,898      92,595      95,373      98,234     101,181     104,216
Restaurant Revenue                             51,409      52,952      54,540      56,176      57,862      59,597      61,385
Other Income                                   24,937      25,685      26,456      27,249      28,067      28,909      29,776
                                          -----------------------------------------------------------------------------------
Total Revenue                              $2,657,329  $2,737,049  $2,819,160  $2,903,735  $2,990,847  $3,080,573  $3,172,990

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                          392,127     403,891     416,008     428,488     441,343     454,583     468,220
 Telephone (% of Departmental Income)          48,004      49,444      50,927      52,455      54,029      55,650      57,319
                                          -----------------------------------------------------------------------------------
Total Departmental Expenses                  $440,131    $453,335    $466,935    $480,943    $495,371    $510,233    $525,539

Undistributed Operating Expenses
 Administrative & General                     141,376     145,617     149,985     154,485     159,119     163,893     168,810
 Management                                   132,866     136,852     140,958     145,187     149,542     154,029     158,649
 Furniture, Fixtures & Equipment Reserves      79,720      82,111      84,575      87,112      89,725      92,417      95,190
 Franchise & Marketing                        212,586     218,964     225,533     232,299     239,268     246,446     253,839
 Utilities                                    180,698     186,119     191,703     197,454     203,378     209,479     215,763
 Property Operations & Maintenance             93,007      95,797      98,671     101,631     104,680     107,820     111,055
 Miscellaneous                                 26,573      27,370      28,192      29,037      29,908      30,806      31,730
                                          -----------------------------------------------------------------------------------
Total Undistrihured Expenses                 $866,826    $892,831    $919,616    $947,205    $975,621  $1,004,889  $1,035,036

Total Expenses Before Fixed Charges        $1,306,957  $1,346,166  $1,386,551  $1,428,148  $1,470,992  $1,515,122  $1,560,576
Income Before Fixed Charges                $1,350,372  $1,390,883  $1,432,609  $1,475,588  $1,519,855  $1,565,451  $1,612,414

Fixed Charges
 Property Tax & License                       208,219     214,466     220,900     227,527     234,352     241,383     248,625
 Insurance                                     12,852      13,238      13,635      14,044      14,465      14,899      15,346
 Buildings Reserve for Replacement             51,409      52,952      54,540      56,176      57,862      59,597      61,385
                                          -----------------------------------------------------------------------------------
Total Fixed Charges                          $272,481    $280,655    $289,075    $297,747    $306,679    $315,880    $325,356

NET OPERATING INCOME                        1,077,891  $1,110,228  $1,143,534  $1,177,840  $1,213,176  $1,249,571  $1,287,058
Present Value of Income Stream                572,263     519,322     471,279     427,681     388,115     352,211
 Discounted at
Total Present Value of Income Stream

REVERSION ANALYSIS
------------------------------------------
Eleventh Year Income
Reversion Capitalized @
Reversion                                   DIRECT CAPITALIZATION
Less Sales Expense                          *********************************
Net Reversion                               Net Operating Income     $903,006
Discount rate                                 (1997)
Present Value of Reversion                  Overall Rate               10.50%
                                                                   ----------
TOTAL PRESENT VALUE                         Indicated Value        $8,600,055

Concluded Value via Income Approach



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James Ratkovich & Associates, Inc.                                          101
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1550 Castle Dome Avenue, Yuma, AZ

                         RECONCILIATION AND CONCLUSION

            Cost Approach                       $9,770,000
            Market Approach                     $8,350,000
            Income Approach                     $8,600,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


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James Ratkovich & Associates, Inc.                                           102
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1550 Castle Dome Avenue, Yuma, AZ

RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $8,600,000
                                   ==========

                      (Including Value of FF&E - $469,000)


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1550 Castle Dome Avenue, Yuma, AZ

                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. Scot Lindsay made a personal inspection of the property that is the subject of this report. Mr. Hammad did not make an inspection of the subject property.

In addition to the undersigned Mr. Scot Lindsay performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.



M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
AZ No. TP40270


----------------------------------
James Ratkovich & Associates, Inc.                                           104
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1550 Castle Dome Avenue, Yuma, AZ

                          STATEMENT OF QUALIFICATIONS
                                 M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                  1988 to Present

President

   Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                         1986 to 1988

Director of Real Estate Valuation

   Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA             1985 to 1986

Assistant Vice President

   Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                        1984 to 1985

Associate Appraiser

   Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


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James Ratkovich & Associates, Inc.                                           105
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1550 Castle Dome Avenue, Yuma, AZ

                                     ADDENDA


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James Ratkovich & Associates, Inc.                                           106

SHILO INN - YUMA, ARIZONA (134 units)

NET OPERATING INCOME DETAIL                                                                                        $1,500,000
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)                                                            completed in
FOR THE 12 MONTHS ENDED 8-31-96 (actual)                                                                              1996

                                1991               1992                 1993                 1994                1995
REVENUE                       (actual)    %       (actual)    %       (actual)     %       (actual)    %       (actual)    %
  Guest Room                 $1,954,331  89.8%   $1,901,730  91.1%   $2,147,911  93.4%   $1,983,392  93.5%   $1,911,202   $4.3%
  Restaurant Rent               136,650   6.3%      103,089   4.9%       52,428   2.3%       51,191   2.4%       17,778    0.9%
  Telephone                      69,713   3.2%       69,036   3.3%       80,260   3.5%       60,764   2.9%       66,432    3.3%
  Meeting/Banquet Room                0   0.0%          562   0.0%          237   0.0%        9,864   0.5%       12,633    0.6%
  Fax                             2,915   0.1%        1,767   0.1%        2,283   0.1%        1,916   0.1%        2,796    0.1%
  Valet                           3,782   0.2%        5,071   0.2%        5,160   0.2%        3,705   0.2%        3,081    0.2%
  Video                           1,016   0.0%          808   0.0%        1,123   0.0%        1,147   0.1%        1,821    0.1%
  Sports and Athletics                0   0.0%            0   0.0%            0   0.0%            0   0.0%            0    0.0%
  Vending Machines                3,006   0.1%        1,856   0.1%        2,216   0.1%        1,957   0.1%        1,821    0.1%
  Guest Laundry/Soap              1,658   0.1%          777   0.0%        2,202   0.1%        2,732   0.1%        2,742    0.1%
  Miscellaneous                   2,246   0.1%        1,852   0.1%        4,682   0.2%        4,232   0.2%        6,476    0.3%
                              --------- -----     --------- -----     --------- -----     --------- -----     ---------  -----
      TOTAL REVENUE           2,175,317 100.0%    2,086,548 100.0%    2,298,502 100.0%    2,120,900 100.0%    2,026,782  100.0%
                              --------- -----     --------- -----     --------- -----     --------- -----     ---------  -----

OPERATING EXPENSE

    PAYROLL & RELATED EXPENSE
      Managers                   26,646   1.2%       24,030   1.2%       26,136   1.1%       28,646   1.4%       26,072    1.3%
      Front Desk                 50,077   2.3%       50,542   2.4%       49,245   2.1%       38,993   1.8%       37,337    1.8%
      Bookkeeper/Auditor         26,659   1.2%       17,315   0.8%       18,684   0.8%       18,220   0.9%       20,291    1.0%
      Head Housekeeper           23,001   1.1%       21,850   1.0%       17,674   0.8%       16,939   0.8%       17,628    0.9%
      Housekeeper - Rooms        57,231   2.6%       54,028   2.6%       58,376   2.5%       53,057   2.5%       52,659    2.6%
      Housekeeper - Other         8,603   0.4%        7,107   0.3%        7,496   0.3%        7,446   0.4%        5,334    0.3%
      Laundry                    14,049   0.6%       13,480   0.6%       15,968   0.7%       10,186   0.5%        8,473    0.4%
      Guest Services             29,573   1.4%       26,047   1.2%       32,519   1.4%       27,131   1.3%       26,688    1.3%
      Sales & Marketing          39,927   1.8%       29,787   1.4%       24,965   1.1%       21,494   1.0%       21,853    1.1%
      Security                   10,737   0.5%       10,916   0.5%        9,465   0.4%        7,960   0.4%        8,728    0.4%
      Maintenance                17,506   0.8%       18,633   0.9%       20,529   0.9%       19,636   0.9%       24,453    1.2%
      Ground Maintenance              0   0.0%            0   0.0%            0   0.0%            0   0.0%            0    0.0%
      Windows/Carpets                40   0.0%            0   0.0%        1,379   0.1%          252   0.0%          286    0.0%
      Bonuses                         0   0.0%            0   0.0%        2,700   0.1%        1,227   0.1%          200    0.0%
      Payroll Taxes              57,205   2.6%       83,189   4.0%       29,834   1.3%       32,088   1.5%       25,603    1.3%
      Workers' Comp                   0   6.6%            0   0.0%       22,803   1.0%       13,475   0.6%       18,265    0.9%
      Workers' Comp Claims            0   0.0%            0   0.0%            0   0.0%        1,923   0.1%            0    0.0%
      Health Insurance           30,333   1.4%       23,055   1.1%       28,355   1.2%       28,206   1.3%       23,202    1.1%
      Medical                         0   0.0%            0   0.0%            0   0.0%            0   0.0%          624    0.0%
      Uniforms/Cleaning             448   0.0%          281   0.0%          272   0.0%          117   0.0%           69    0.0%
      Other                         739   0.0%          282   0.0%          731   0.0%          624   0.0%          434    0.0%
                              --------- -----     --------- -----     --------- -----     --------- -----     ---------  -----
         TOTAL PAYROLL          392,774  18.1%      380,542  18.2%      367,131  16.0%      327,620  15.4%      318,199   15.7%
                              --------- -----     --------- -----     --------- -----     --------- -----     ---------  -----

                                  For The
                             12 Months Ended
                                 8-31-96
REVENUE                          (actual)    %
  Guest Room                   $1,991,816  95.1%
  Restaurant Rent                  17,945   0.9%
  Telephone                        72,695   3.5%
  Meeting/Banquet Room              1,035   0.0%
  Fax                               2,158   0.1%
  Valet                             2,115   0.1%
  Video                             1,247   0.1%
  Sports and Athletics                  0   0.0%
  Vending Machines                  1,432   0.1%
  Guest Laundry/Soap                2,168   0.1%
  Miscellaneous                     2,628   0.1%
                                --------- -----
      TOTAL REVENUE             2,095,239 100.0%
                                --------- -----

OPERATING EXPENSE

    PAYROLL & RELATED EXPENSE
      Managers                     28,653   1.4%
      Front Desk                   39,268   1.9%
      Bookkeeper/Auditor           20,077   1.0%
      Head Housekeeper             18,364   0.9%
      Housekeeper - Rooms          54,319   2.6%
      Housekeeper - Other           6,310   0.3%
      Laundry                       9,389   0.4%
      Guest Services               26,137   1.2%
      Sales & Marketing            22,139   1.1%
      Security                      9,643   0.5%
      Maintenance                  25,121   1.2%
      Ground Maintenance                0   0.0%
      Windows/Carpets                 526   0.0%
      Bonuses                         450   0.0%
      Payroll Taxes                27,196   1.3%
      Workers' Comp                19,070   0.9%
      Workers' Comp Claims              0   0.0%
      Health Insurance             24,369   1.2%
      Medical                         263   0.0%
      Uniforms/Cleaning                71   0.0%
      Other                           515   0.0%
                                --------- -----
         TOTAL PAYROLL            331,880  15.8%
                                --------- -----

SHILO INN - YUMA, ARIZONA (134 units)                                    PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                                  1991                1992                1993                1994                 1995
                                (actual)    %       (actual)    %       (actual)    %       (actual)    %        (actual)    %
   UTILITIES
      Electricity                 94,620   4.3%        93,741   4.5%      103,969   4.5%      100,499   4.7%       96,044   4.7%
      Gas                         30,933   1.4%        36,995   1.8%       22,999   1.0%       22,341   1.1%       22,376   1.1%
      Telephone                   30,591   1.4%        33,626   1.6%       39,246   1.7%       30,287   1.4%       32,812   1.6%
      Water                       13,197   0.6%        13,213   0.6%       17,669   0.8%       15,689   0.7%       14,989   0.7%
      Garbage                      1,519   0.1%         1,368   0.1%        2,120   0.1%        1,398   0.1%          810   0.0%
      Sewer                        4,907   0.2%         4,745   0.2%        5,880   0.3%        4,607   0.2%        4,601   0.2%
                               --------- -----      --------- -----     --------- -----     --------- -----     --------- -----
         TOTAL UTILITIES         175,767   8.1%       183,688   8.8%      191,883   8.3%      174,821   8.2%      171,632   8.5%
                               --------- -----      --------- -----     --------- -----     --------- -----     --------- -----
    ADVERTISING
      Advertising                      0   0.0%             0   0.0%          100   0.0%            0   0.0%        2,150   0.1%
      Airport Advertising            270   0.0%           330   0.0%          787   0.0%          979   0.0%          570   0.0%
      Billboards                  29,952   1.4%        24,427   1.2%       18,698   0.8%       15,600   0.7%       19,675   1.0%
      Highway Logos                4,785   0.2%         4,885   0.2%        5,842   0.3%        5,441   0.3%        5,750   0.3%
      Radio Media                      0   0.0%             0   0.0%            0   0.0%            0   0.0%            0   0.0%
      Radio Tradeouts                150   0.0%         1,048   0.1%        1,874   0.1%        1,954   0.1%        5,766   0.3%
      TV Media                         0   0.0%             0   0.0%            0   0.0%            0   0.0%            0   0.0%
      TV Tradeouts                13,552   0.6%         9,949   0.5%       13,427   0.6%        5,299   0.2%       10,494   0.5%
      Brochures/Postcards          4,379   0.2%         1,794   0.1%        1,918   0.1%        5,836   0.3%        1,823   0.1%
      Brochures/Tradout                0   0.0%             0   0.0%            0   0.0%            0   0.0%            0   0.0%
      Yellow Pages                 2,970   0.1%            54   0.0%        2,810   0.1%        3,262   0.2%           66   0.0%
      Newspaper Ads                   60   0.0%           360   0.0%            0   0.0%          380   0.0%        1,021   0.1%
      Magazine Ads                   751   0.0%         6,782   0.3%        2,144   0.1%        1,398   0.1%            5   0.0%
      Magazine Tradeouts             325   0.0%         2,372   0.1%            0   0.0%            0   0.0%          780   0.0%
      Property Ads                 1,515   0.1%           265   0.0%          475   0.0%          465   0.0%        3,614   0.2%
      Advertising Tradeouts Other  2,334   0.1%           458   0.0%            0   0.0%          323   0.0%          512   0.0%
      Sports Events/Tradeouts          0   0.0%             0   0.0%            0   0.0%            0   0.0%            0   0.0%
      Sports Sponsorship             216   0.0%             0   0.0%            0   0.0%            0   0.0%          187   0.0%
      Displays                         0   0.0%             0   0.0%        1,083   0.0%        1,100   0.1%          728   0.0%
      Local Events Promotion           0   0.0%             0   0.0%            0   0.0%            0   0.0%            0   0.0%
      Travel Guides/Directories        0   0.0%             0   0.0%            0   0.0%        2,693   0.1%       12,071   0.6%
      Promotional Items                0   0.0%             0   0.0%          444   0.0%          145   0.0%          491   0.0%
      Advertising & Promotion      4,958   0.2%         2,684   0.1%        1,609   0.1%        1,606   0.1%       26,157   1.3%
      Travel Agents               23,385   1.1%        24,422   1.2%       24,403   1.1%       25,953   1.2%       39,566   2.0%
      Marketing                    3,414   0.2%         1,479   0.1%            0   0.0%            0   0.0%            0   0.0%
      Taxi & Limo                    721   0.0%           425   0.0%          341   0.0%          361   0.0%          301   0.0%
                               --------- -----      --------- -----     --------- -----     --------- -----     --------- -----
         TOTAL ADVERTISING        93,737   4.3%        81,734   3.9%       75,955   3.3%       72,795   3.4%      131,727   6.5%
                               --------- -----      --------- -----     --------- -----     --------- -----     --------- -----

                                          For The
                                       12 Months Ended
                                          8-31-96
                                          (actual)   %
   UTILITIES
      Electricity                          100,819   4.8%
      Gas                                   22,621   1.1%
      Telephone                             35,769   1.7%
      Water                                 14,240   0.7%
      Garbage                                1,260   0.1%
      Sewer                                  4,867   0.2%
                                         --------- -----
         TOTAL UTILITIES                   179,576   8.6%
                                         --------- -----
    ADVERTISING
      Advertising                           1,965    0.1%
      Airport Advertising                     328    0.0%
      Billboards                           18,634    0.9%
      Highway Logos                         5,630    0.3%
      Radio Media                               0    0.0%
      Radio Tradeouts                       4,364    0.2%
      TV Media                                  0    0.0%
      TV Tradeouts                          9,469    0.5%
      Brochures/Postcards                   4,316    0.2%
      Brochures/Tradout                         0    0.0%
      Yellow Pages                             76    0.0%
      Newspaper Ads                           864    0.0%
      Magazine Ads                             16    0.0%
      Magazine Tradeouts                      864    0.0%
      Property Ads                          3,129    0.1%
      Advertising Tradeouts Other             412    0.0%
      Sports Events/Tradeouts                   0    0.0%
      Sports Sponsorship                      131    0.0%
      Displays                                649    0.0%
      Local Events Promotion                    0    0.0%
      Travel Guides/Directories            11,395    0.5%
      Promotional Items                       315    0.0%
      Advertising & Promotion              21,686    1.0%
      Travel Agents                        36,345    1.7%
      Marketing                                 0    0.0%
      Taxi & Limo                             271    0.0%
                                         --------- -----
         TOTAL ADVERTISING                120,859    5.8%
                                         --------- -----

SHILO INN - YUMA, ARIZONA (134 units)                                    PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                                        1991                1992                1993                1994
                                      (actual)    %       (actual)    %       (actual)     %       (actual)    %
   SUPPLIES
      Linen                               8,041   0.4%        4,234   0.2%        6,609   0.3%        2,484   0.1%
      Bathroom                            8,072   0.4%        7,176   0.3%        8,089   0.4%        8,536   0.4%
      Cleaning                           20,584   0.9%       20,617   1.0%       19,801   0.9%       14,031   0.7%
      Continental Breakfast               3,036   0.1%        2,645   0.1%        2,136   0.1%        2,414   0.1%
      Office                              7,185   0.3%        3,377   0.2%        4,950   0.2%        4,407   0.2%
      Operating                          10,254   0.5%        7,780   0.4%       10,627   0.5%       15,092   0.7%
      Replacements                        2,885   0.1%        1,197   0.1%        2,579   0.1%        2,691   0.1%
      Guest Amenity                       7,608   0.3%        8,587   0.4%        8,547   0.4%        5,969   0.3%
                                        -------   ---       -------   ---       -------   ---       -------   ---
          TOTAL SUPPLIES                 67,665   3.1%       55,613   2.7%       63,338   2.8%       55,624   2.6%
                                        -------   ---       -------   ---       -------   ---       -------   ---
    REPAIRS & MAINTENANCE
       Carpets, Draperies & Furniture       159   0.0%          259   0.0%          613   0.0%          527   0.0%
       Elevators                          3,551   0.2%        3,970   0.2%        3,883   0.2%        1,021   0.0%
       Landscaping                       36,994   1.7%       38,954   1.9%       40,967   1.8%       49,876   2.4%
       Painting & Wallpaper               1,283   0.1%        1,381   0.1%        2,875   0.1%        1,697   0.1%
       Pool                              14,507   0.7%       10,809   0.5%       12,002   0.5%        9,973   0.5%
       Telephone                          1,808   0.1%        1,124   0.1%        3,435   0.1%        3,291   0.2%
       TV Cable & Satellite              16,395   0.8%       15,026   0.7%       15,002   0.7%       16,277   0.8%
       Pest Control                       2,400   0.1%        3,010   0.1%        3,137   0.1%        4,090   0.2%
       Janitorial Services                    0   0.0%            0   0.0%            0   0.0%          920   0.0%
       Plumbing                           7,984   0.4%        3,452   0.2%        3,400   0.1%        3,571   0.2%
       Electrical                         5,307   0.2%        5,468   0.3%        3,219   0.1%        1,616   1.1%
       Heating Ventilation Cooling        7,694   0.4%        8,033   0.4%        6,792   0.3%        7,032   0.3%
       Sign                               1,543   0.1%        5,250   0.3%        1,881   0.1%        3,181   0.1%
       Keys & Locks                       1,089   0.1%        1,320   0.1%        1,205   0.1%        1,811   0.1%
       Laundry/Housekeeping               2,657   0.1%        3,309   0.2%        4,120   0.2%        4,369   0.2%
       Photo Copier                       1,662   0.1%        1,511   0.1%        1,576   0.1%          643   0.0%.
       Micros Register                      814   0.0%        2,424   0.1%          334   0.0%        2,003   0.1%
       Tools & Supplies                  10,192   0.5%       14,730   0.7%       13,636   0.6%       18,772   0.9%
       Maintance and Repairs              3,102   0.1%        3,028   0.1%        1,297   0.1%        6,817   0.3%
       Contract Labor Repair                  0   0.0%            0   0.0%        1,552   0.1%          731   0.0%
                                        -------   ---       -------   ---       -------   ---       -------   ---
          TOTAL REPAIRS & MAINTENANCE   119,141   5.5%      123,058   5.9%      120,926   5.3%      138,218   6.5%
                                        -------   ---       -------   ---       -------   ---       -------   ---

                                                            For The
                                                        12 Months Ended
                                          1995              8-31-96
                                        (actual)    %       (actual)     %
   SUPPLIES
      Linen                                6,480    0.3%        3,047   0.1%
      Bathroom                            10,770    0.5%        8,378   0.4%
      Cleaning                            19,796    1.0%       18,407   0.9%
      Continental Breakfast                2,545    0.1%        2,869   0.1%
      Office                               3,923    0.2%        4,795   0.2%
      Operating                           20,252    1.0%       14,491   0.7%
      Replacements                         4,233    0.2%        3,052   0.1%
      Guest Amenity                        5,373    0.3%        5,801   0.3%
                                         -------    ---       -------   ---
          TOTAL SUPPLIES                  73,372    3.6%       60,840   2.9%
                                         -------    ---       -------   ---
    REPAIRS & MAINTENANCE
       Carpets, Draperies & Furniture        943    0.0%          846   0.0%
       Elevators                           2,689    0.1%        1,693   0.1%
       Landscaping                        38,660    1.9%       34,268   1.6%
       Painting & Wallpaper                1,730    0.1%        1,261   0.1%
       Pool                                9,319    0.5%        8,261   0.4%
       Telephone                           1,273    0.1%        1,561   0.1%
       TV Cable & Satellite               16,812    0.8%       15,364   0.7%
       Pest Control                        3,850    0.2%        3,816   0.2%
       Janitorial Services                     0    0.0%            0   0.0%
       Plumbing                            1,786    0.1%        1,468   0.1%
       Electrical                          1,497    0.1%        1,362   0.1%
       Heating Ventilation Cooling         3,151    0.2%        2,946   0.1%
       Sign                                2,150    0.1%        2,015   0.1%
       Keys & Locks                        1,021    0.1%        1,261   0.1%
       Laundry/Housekeeping                3,195    0.2%        3,901   0.2%
       Photo Copier                          482    0.0%          385   0.0%
       Micros Register                     1,518    0.1%        1,432   0.1%
       Tools & Supplies                    7,234    0.4%       11,217   0.5%
       Maintance and Repairs               6,070    0.3%        7,101   0.3%
       Contract Labor Repair               1,134    0.1%          652   0.0%
                                         -------    ---       -------   ---
          TOTAL REPAIRS & MAINTENANCE    104,514    5.2%      100,810   4.8%
                                         -------    ---       -------   ---

SHILO INN - YUMA, ARIZONA (134 units)                                    PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                          1991             . 1992               1993               1994               1995
                                        (actual)    %      (actual)    %      (actual)    %       (actual)   %      (actual)    %
   OTHER OPERATING EXPENSE
      Sales/Use/Taxes                     12,108   0.6%       10,264  0.5%       7,909   0.3%      16,067   0.8%      18,102   0.9%
      Credit Card Discounts               50,276   2.3%       39,889  1.9%      40,419   1.8%      41,291   1.9%      38,069   1.9%
      Telecheck                            3,687   0.2%        1,410  0.1%       1,305   0.1%       1,906   0.1%       1,773   0.1%
      Bad Debts                            2,674   0.1%        1,284  0.1%       9,747   0.4%       8,561   0.4%       3,716   0.2%
      Cuh Over/Short                         461   0.0%           77  0.0%         442   0.0%       1,105   0.1%         586   0.0%
      Administrative Telephone             6,346   0.3%        5,874  0.3%       8,323   0.4%       6,974   0.3%       6,812   0.3%
      Security Services                        0   0.0%            0  0.0%           0   0.0%           0   0.0%           0   0.0%
      Camps                                    0   0.0%            0  0.0%           0   0.0%           0   0.0%           0   0.0%
      Coin-op Laundry Services               160   0.0%          214  0.0%         342   0.0%         305   0.0%         557   0.0%
      Dry Cleaning, Valet                  4,226   0.2%        6,065  0.3%       6,527   0.3%       4,059   0.2%       3,124   0.2%
      Flowers                                461   0.0%          174  0.0%       1,600   0.1%         145   0.0%          16   0.0%
      Video Rentals                          653   0.0%          711  0.0%         851   0.0%         834   0.0%         807   0.0%
      Vending Machine Maintenance             21   0.0%            1  0.0%          10   0.0%           0   0.0%           0   0.0%
      Bank Fees                              803   0.0%          998  0.0%       1,012   0.0%         597   0.0%         772   0.0%
      Equipment Rental                     3,670   0.2%        3,323  0.2%       5,032   0.2%       3,619   0.2%       3,279   0.2%
      Licenses and Miscellaneous Taxes       476   0.0%          675  0.0%        (987) -0.0%        (191) -0.0%         539   0.0%
      Vehicle Repair & Maintenance         2,148   0.1%        2,808  0.1%       2,328   0.1%       2,441   0.1%       2,650   0.1%
      Auto & Travel                        8,996   0.4%        3,825  0.2%       4,159   0.2%       2,497   0.1%       3,068   0.2%
      Business Meals                       2,307   0.1%          737  0.0%       1,496   0.1%       1,338   0.1%       1,090   0.1%
      Training/Seminars                      330   0.0%            0  0.0%           0   0.0%           0   0.0%           0   0.0%
      Staff Travel Telephone                  22   0.0%            0  0.0%       1,377   0.1%           0   0.0%           9   0.0%
      Theft Loss                               0   0.0%            0  0.0%           0   0.0%           0   0.0%           0   0.0%
      Insurance Settlement - Theft             0   0.0%            0  0.0%           0   0.0%           0   0.0%           0   0.0%
      Miscellaneous - Resale/Services      4,428   0.2%          963  0.0%       1,989   0.1%       2,161   0.1%       4,552   0.2%
      Attorney Fees                            0   0.0%            0  0.0%           0   0.0%           0   0.0%           0   0.0%
      Professional Fees                      752   0.0%          785  0.0%         830   0.0%         913   0.0%         639   0.0%
      Dues & Subscriptions                 3,224   0.1%        1,911  0.1%       1,046   0.0%         258   0.0%       1,746   0.1%
      Charitable Contributions                 0   0.0%            0  0.0%           0   0.0%           0   0.0%           0   0.0%
      Political Contributions                  0   0.0%            0  0.0%           0   0.0%           0   0.0%           0   0.0%
      Restaurant Expenses                      0   0.0%            0  0.0%      12,961   0.6%       1,796   0.1%         181   0.0%
                                       ---------------     --------------    ---------------   ----------------    ---------------
         TOTAL OTHER OPERATING EXPENSE   108,309   5.0%       81,988  3.9%     108,718   4.7%      96,676   4.6%      92,087   4.5%
                                       ---------------     --------------    ---------------   ----------------    ---------------
            TOTAL OPERATING EXPENSE      957,393  44.0%      906,623 43.5%     927,951  40.4%     865,754  40.8%     891,531  44.0%
                                       ---------------     --------------    ---------------   ----------------    ---------------
            TOTAL OPERATING INCOME     1,217,924  56.0%    1,179,925 56.5%   1,370,551  59.6%   1,255,146  59.2%   1,135,251  56.0%
                                       ---------------     --------------    ---------------   ----------------    ---------------
OTHER EXPENSE
   Insurance                              13,458   0.6%      11,293   0.5%       7,556   0.3%      11,974   0.6%      11,000   0.5%
   Insurance Claims                        1,500   0.1%       1,252   0.1%         789   0.0%           0   0.0%           0   0.0%
   Property Tax                          127,071   5.8%     129,703   6.2%     125,770   5.5%     126,336   6.0%     145,336   1.2%
   Office Overhead                       108,766   5.0%     104,327   5.0%     114,925   5.0%     106,045   5.0%     101,339   5.0%
                                       ---------------     --------------    ---------------   ----------------    ---------------
     TOTAL OTHER EXPENSE                 250,795  11.5%     246,575  11.8%     249,040  10.8%     244,355  11.5%     257,675  12.7%
                                       ---------------     --------------    ---------------   ----------------    ---------------
          NET OPERATING INCOME          $961,129  44.5%    $933,350  44.7%   $1,121,511 48.8%  $1,010,791  47.7%    $877,576  43.3%
                                       ===============     ==============    ===============   ================    ===============


                                           For The
                                       12 Months Ended
                                           8-31-96
                                           (actual)    %
   OTHER OPERATING EXPENSE
      Sales/Use/Taxes                       16,252    0.8%
      Credit Card Discounts                 39,055    1.9%
      Telecheck                              1,296    0.1%
      Bad Debts                              4,122    0.2%
      Cuh Over/Short                           658    0.0%
      Administrative Telephone               6,596    0.3%
      Security Services                          0    0.0%
      Camps                                      0    0.0%
      Coin-op Laundry Services                 452    0.0%
      Dry Cleaning, Valet                    2,196    0.1%
      Flowers                                   25    0.0%
      Video Rentals                            469    0.0%
      Vending Machine Maintenance                0    0.0%
      Bank Fees                                745    0.0%
      Equipment Rental                       3,496    0.2%
      Licenses and Miscellaneous Taxes         631    0.0%
      Vehicle Repair & Maintenance           2,516    0.1%
      Auto & Travel                          2,964    0.1%
      Business Meals                         1,210    0.1%
      Training/Seminars                          0    0.0%
      Staff Travel Telephone                     0    0.0%
      Theft Loss                                 0    0.0%
      Insurance Settlement - Theft               0    0.0%
      Miscellaneous - Resale/Services        3,828    0.2%
      Attorney Fees                              0    0.0%
      Professional Fees                        412    0.0%
      Dues & Subscriptions                   1,208    0.1%
      Charitable Contributions                   0    0.0%
      Political Contributions                    0    0.0%
      Restaurant Expenses                      508    0.0%
                                         ----------------
         TOTAL OTHER OPERATING EXPENSE      88,639    4.2%
                                         ----------------
            TOTAL OPERATING EXPENSE        882,604   42.1%
                                         ----------------
            TOTAL OPERATING INCOME       1,212,635   57.9%

OTHER EXPENSE
   Insurance                                 8,505    0.4%
   Insurance Claims                              0    0.0%
   Property Tax                            148,193    7.1%
   Office Overhead                         104,762    5.0%
                                         ----------------
     TOTAL OTHER EXPENSE                   261,460   12.5%
                                         ----------------
          NET OPERATING INCOME           $ 951,175   45.4%
                                         ================

                                         Property under remodel

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                Arizona West Area

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                          OCCUPANCY                        ROOM RATE                          ROOM SUPPLY
                          --------------------------       ---------------------------        --------------------------------
                          CURRENT    PRIOR      %          CURRENT    PRIOR       %           CURRENT       PRIOR        %
YEAR   MONTH              YEAR       YEAR       CHNG       YEAR       YEAR        CHNG        YEAR          YEAR         CHNG
----   -------------      -------    ------    -----       --------   -------    -----        ----------    ----------   -----
1992   January            56.8        55.0       3.3        39.23      38.68       1.4            185597        177320    4.7
1992   February           71.1        70.0       1.6        41.99      41.98        .0            170996        160160    6.8
1992   March              67.4        70.3      -4.1        41.80      42.28      -1.1            189317        177320    6.8
1992   April              61.5        61.5        .0        41.96      40.69       3.1            183210        171600    6.8
1992   May                57.1        57.7      -1.0        44.80      44.06       1.7            189317        180048    5.1
1992   June               55.5        59.8      -7.2        41.72      42.42      -1.7            183210        177690    3.1
1992   July               59.9        59.2       1.2        46.98      43.88       7.1            189317        183613    3.1
1992   August             56.5        63.9     -11.6        42.62      44.19      -3.6            189317        183613    3.1
1992   September          53.9        59.8      -9.9        43.28      40.91       5.8            183210        179610    2.0
1992   October            56.9        63.3     -10.1        40.74      40.18       1.4            189317        185597    2.0
1992   November           50.1        56.5     -11.3        35.45      35.90      -1.3            183210        179610    2.0
1992   December           42.8        46.3      -7.6        33.42      34.34      -2.7            189317        185597    2.0
                          ----        ----       ---        -----      -----       ---           -------       -------    ---

       TOTAL 1992         57.4        60.1      -4.5        41.43      40.98       1.1           2225335       2141778    3.9

       ROOM SAMPLE PERCENT - 40.3 %                  Number of Sample Properties -  24     Number of Census Properties -   82

1993   January            51.1        56.8     -10.0        35.55      39.23      -9.4            190464         185597   2.6
1993   February           70.3        71.1      -1.1        41.27      41.99      -1.7            172032         170996    .6
1993   March              72.6        67.4       7.7        42.81      41.80       2.4            190464         189317    .6
1993   April              72.5        61.5      17.9        41.01      41.96      -2.3            184320         183210    .6
1993   May                61.7        57.1       8.1        42.69      44.80      -4.7            191921         189317   1.4
1993   June               61.4        55.5      10.6        41.53      41.72       -.5            185730         183210   1.4
1993   July               62.5        59.9       4.3        43.64      46.98      -7.1            191921         189317   1.4
1993   August             62.5        56.5      10.6        42.57      42.62       -.1            191921         189317   1.4
1993   September          61.8        53.9      14.7        41.69      43.28      -3.7            185730         183210   1.4
1993   October            63.1        56.9      10.9        41.37      40.74       1.5            191921         189317   1.4
1993   November           54.0        50.1       7.8        37.32      35.45       5.3            185730         183210   1.4
1993   December           48.0        42.8      12.1        35.78      33.42       7.1            191921         189317   1.4
                          ----        ----       ---        -----      -----       ---           -------       -------    ---

       TOTAL 1993         61.7        57.4       7.5        40.85      41.43      -1.4           2254075       2225335    1.3
       ROOM SAMPLE PERCENT - 39.6 %                  Number of Sample Properties -  24      Number of Census Properties -  84


                          ROOM DEMAND                                ROOM REVENUE
                          ----------------------------------         ------------------------------------
                          CURRENT       PRIOR           %            CURRENT         PRIOR           %
YEAR   MONTH              YEAR          YEAR            CHNG         YEAR            YEAR            CHNG
----   -------------      ----------    -----------    -----         -------------   -------------- -----
1992   January                105412          97528     8.1                4135666          3772267   9.6
1992   February               121512         112070     8.4                5102878          4704434   8.5
1992   March                  127576         124723     2.3                5332373          5273120   1.1
1992   April                  112668         105527     6.8                4727841          4294126  10.1
1992   May                    108061         103819     4.1                4840957          4573839   5.8
1992   June                   101616         106233     4.3                4239017          4506433  -5.9
1992   July                   113392         108670     4.3                5326830          4768612  11.7
1992   August                 106965         117266    -8.8                4559132          5182028 -12.0
1992   September               98727         107339    -8.0                4272765          4391087  -2.7
1992   October                107664         117533    -8.4                4386210          4721962  -7.1
1992   November                91858         101506    -9.5                3256326          3643710 -10.6
1992   December                81097          85900    -5.6                2710100          2949696  -8.1
                             -------        -------    ----               --------         --------   ---

       TOTAL 1992            1276548        1288114     -.9               52890095         52781314    .2


1993   January                 97301         105412    -7.7                3459107          4135666 -16.4
1993   February               120979         121512     -.4                4992471          5102878  -2.2
1993   March                  138252         127576     8.4                5918565          5332373  11.0
1993   April                  133620         112668    18.6                5480267          4727841  15.9
1993   May                    118414         108061     9.6                5055113          4840957   4.4
1993   June                   114011         101616    12.2                4735302          4239017  11.7
1993   July                   120001         113392     5.8                5237299          5326830  -1.7
1993   August                 119989         106965    12.2                5108180          4559132  12.0
1993   September              114711          98727    16.2                4782167          4272765  11.9
1993   October                121036         107664    12.4                5006857          4386210  14.1
1993   November               100293          91858     9.2                3743236          3256326  15.0
1993   December                92108          81097    13.6                3295655          2710100  21.6
                             -------        -------    ----               --------         --------  ----

       TOTAL 1993            1390715        1276548     8.9               56814219         52890095   7.4

                                Arizona West Area

                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                          OCCUPANCY                        ROOM RATE                          ROOM SUPPLY
                          --------------------------       ---------------------------        --------------------------------
                          CURRENT    PRIOR      %          CURRENT    PRIOR       %           CURRENT       PRIOR        %
YEAR   MONTH              YEAR       YEAR       CHNG       YEAR       YEAR        CHNG        YEAR          YEAR         CHNG
----   -------------      -------    ------    -----       --------   -------    -----        ----------    ----------   -----
1994   January            57.1        51.1      11.7        40.56      35.55      14.1            191921        190464     .8
1994   February           68.5        70.3      -2.6        42.57      41.27       3.1            173348        172032     .8
1994   March              70.5        72.6      -2.9        44.08      42.81       3.0            191921        190464     .8
1994   April              64.4        72.5     -11.2        42.51      41.01       3.7            185730        184320     .8
1994   May                56.2        61.7      -8.9        44.95      42.69       5.3            191921        191921     .0
1994   June               57.7        61.4      -6.0        41.93      41.53       1.0            185730        185730     .0
1994   July               53.4        62.5     -14.6        43.88      43.64        .5            191921        191921     .0
1994   August             54.4        62.5     -13.0        40.25      42.57      -5.4            191921        191921     .0
1994   September          54.3        61.8     -12.1        40.91      41.69      -1.9            185730        185730     .0
1994   October            56.3        63.1     -10.8        42.40      41.37       2.5            191921        191921     .0
1994   November           48.4        54.0     -10.4        36.65      37.32      -1.8            185730        185730     .0
1994   December           42.7        48.0     -11.0        36.89      35.78       3.1            191921        191921     .0
                          ----        ----       ---        -----      -----       ---           -------       -------    ---
       TOTAL 1994         56.9        61.7      -7.8        41.69      40.85       2.1           2259715       2254075     .3
       ROOM SAMPLE PERCENT - 36.3 %                  Number of Sample Properties -  22      Number of Census Properties - 84

1995   January            52.9        57.1      -7.4        39.94      40.56      -1.5            193936        191921    1.0
1995   February           63.4        68.5      -7.4        40.80      42.57      -4.2            175168        173348    1.0
1995   March              63.6        70.5      -9.8        45.75      44.08       3.8            193936        191921    1.0
1995   April              62.5        64.4      -3.0        47.69      42.51      12.2            187680        185730    1.0
1995   May                57.3        56.2       2.0        47.58      44.95       5.9            193936        191921    1.0
1995   June               58.7        57.7       1.7        45.23      41.93       7.9            187680        185730    1.0
1995   July               54.7        53.4       2.4        46.50      43.88       6.0            193936        191921    1.0
1995   August             53.1        54.4      -2.4        45.86      40.25      13.9            193936        191921    1.0
1995   September          50.2        54.3      -7.6        47.44      40.91      16.0            187680        185730    1.0
1995   October            56.3        56.3        .0        49.03      42.40      15.6            193936        191921    1.0
1995   November           53.3        48.4      10.1        42.88      36.65      17.0            187680        185730    1.0
1995   December           46.1        42.7       8.0        42.46      36.89      15.1            193936        191921    1.0
                          ----        ----       ---        -----      -----       ---           -------       -------    ---

       TOTAL 1995         55.9        56.9      -1.8        45.17      41.69       8.3           2283440       2259715    1.0
       ROOM SAMPLE PERCENT - 32.7 %                  Number of Sample Properties -  21      Number of Census Properties -  85


                             ROOM DEMAND                                ROOM REVENUE
                             ----------------------------------         ------------------------------------
                             CURRENT       PRIOR           %            CURRENT         PRIOR           %
YEAR   MONTH                 YEAR          YEAR            CHNG         YEAR            YEAR            CHNG
----   -------------         ----------    -----------    -----         -------------   -------------- -----
1994   January                   109551          97301    12.6                4443842          3459107  28.5
1994   February                  118823         120979    -1.8                5058369          4992471   1.3
1994   March                     135266         138252    -2.2                5962880          5918565    .7
1994   April                     119691         133620   -10.4                5087671          5480267  -7.2
1994   May                       107916         118414    -8.9                4850899          5055113  -4.0
1994   June                      107160         114011    -6.0                4493746          4735302  -5.1
1994   July                      102449         120001   -14.6                4495961          5237299 -14.2
1994   August                    104336         119989   -13.0                4199787          5108180 -17.8
1994   September                 100867         114711   -12.1                4126265          4782167 -13.7
1994   October                   108115         121036   -10.7                4583725          5006857  -8.5
1994   November                   89980         100293   -10.3                3297374          3743236 -11.9
1994   December                   82009          92108   -11.0                3025058          3295655  -8.2
                                -------        -------   -----               --------         --------  ----
       TOTAL 1994               1286163        1390715    -7.5               53625577         56814219  -5.6

1995   January                   102526         109551    -6.4                4094841          4443842  -7.9
1995   February                  110976         118823    -6.6                4527277          5058369 -10.5
1995   March                     123303         135266    -8.8                5640775          5962880  -5.4
1995   April                     117264         119691    -2.0                5592045          5087671   9.9
1995   May                       111140         107916     3.0                5288372          4850899   9.0
1995   June                      110227         107160     2.9                4986059          4493746  11.0
1995   July                      106093         102449     3.6                4933228          4495961   9.7
1995   August                    103013         104336    -1.3                4723869          4199787  12.5
1995   September                  94307         100867    -6.5                4473764          4126265   8.4
1995   October                   109103         108115      .9                5349453          4583725  16.7
1995   November                  100013          89980    11.2                4288268          3297374  30.1
1995   December                   89494          82009     9.1                3799474          3025058  25.6
                                -------        -------   -----               --------         --------  ----

       TOTAL 1995               1277459        1286163     -.7               57697425         53625577   7.6


                                Arizona West Area

                           JANUARY 1989 SEPTEMBER 1996

SOURCE:   SMITH TRAVEL RESEARCH                                        11/07/96

                          OCCUPANCY                        ROOM RATE                          ROOM SUPPLY
                          --------------------------       ---------------------------        --------------------------------
                          CURRENT    PRIOR      %          CURRENT    PRIOR       %           CURRENT       PRIOR        %
YEAR   MONTH              YEAR       YEAR       CHNG       YEAR       YEAR        CHNG        YEAR          YEAR         CHNG
----   -------------      -------    ------    -----       --------   -------    -----        ----------    ----------   -----
 1996  January            55.1        52.9       4.2        43.93      39.94      10.0            193936        193936     .0
 1996  February           73.9        63.4      16.6        47.26      40.80      15.8            175168        175168     .0
 1996  March              67.1        63.6       5.5        49.88      45.75       9.0            196478        193936    1.3
 1996  April              59.2        62.5      -5.3        48.14      47.69        .9            190140        187680    1.3
 1996  May                57.7        57.3        .7        50.08      47.58       5.3            196478        193936    1.3
 1996  June               55.9        58.7      -4.8        47.28      45.23       4.5            190140        187680    1.3
 1996  July               50.1        54.7      -8.4        48.20      46.50       3.7            196478        193936    1.3
 1996  August             51.7        53.1      -2.6        49.22      45.86       7.3            196478        193936    1.3
 1996  September          48.2        50.2      -4.0        47.60      47.44        .3            190140        187680    1.3
                          ----        ----      ----        -----      -----       ---           -------       -------    ---

       TOTAL 1996         57.5        57.3        .3        48.00      45.22       6.1           1725436       1707888    1.0
       ROOM SAMPLE PERCENT - 34.2 %                  Number of Sample Properties -  22     Number of Census Properties -  86

                             ROOM DEMAND                                ROOM REVENUE
                             ----------------------------------         ------------------------------------
                             CURRENT       PRIOR           %            CURRENT         PRIOR           %
YEAR   MONTH                 YEAR          YEAR            CHNG         YEAR            YEAR            CHNG
----   -------------         ----------    -----------    -----         -------------   -------------- -----
 1996  January                   106839         102526     4.2                4692941          4094841  14.6
 1996  February                  129468         110976    16.7                6119096          4527277  35.2
 1996  March                     131787         123303     6.9                6573386          5640775  16.5
 1996  April                     112649         117264    -3.9                5423232          5592045  -3.0
 1996  May                       113392         111140     2.0                5678577          5288372   7.4
 1996  June                      106259         110227    -3.6                5023865          4986059    .8
 1996  July                       98348         106093    -7.3                4740452          4933228  -3.9
 1996  August                    101670         103013    -1.3                5003787          4723869   5.9
 1996  September                  91663          94307    -2.8                4363602          4473764  -2.5
                             -------------------------------------------------------------------------------
       TOTAL 1996                992075         978849     1.4               47618938         44260230   7.6



SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN
                                 Arizona West Area             11/07/96 Page: 1


                                                                         Zip
STR CODE  Name of Establishment                  City              ST    Code        Telephone      YEAR     ROOMS
--------  ---------------------                  ----              --    ----        ---------      ----     -----
 16117    BEST WESTERN FLYING J MOTEL            EHRENBERG         AZ    85334    (602) 923-9711               83
 33054    BEST WESTERN PARKER INN                PARKER            AZ    85344    (520) 669-5523    9613       44
 27446    STARDUST MOTEL                         PARKER            AZ    85344    (520) 669-2278               21
 11322    KOFA INN                               PARKER            AZ    85344    (520) 669-2101               44
 20045    HAVASU SPRINGS RESORT                  PARKER            AZ    85344    (520) 667-3361               40
 14975    BRANSONS RESORT & MARINA               PARKER            AZ    85344    (520) 667-3346               33
 32409    HOLIDAY INN EXPRESS QUARTZSITE         OUARTZSITE        AZ    85346    (520) 927-8000    9613       60
  1849    BEST WESTERN CORONADO MOTOR HO         YUMA              AZ    85364    (520) 783-4453    3900       89
  4745    PIKES MOTEL                            YUMA              AZ    85364    (520) 783-3391               26
 24701    YUMA MOTEL                             YUMA              AZ    85364    (520) 782-4592    8506       39
 26351    REGALODGE                              YUMA              AZ    85364    (520) 782-4571               30
  6259    MOTEL 6 YUMA DOWNTOWN                  YUMA              AZ    85364    (520) 782-6561              201
  7109    TRAVELODGE YUNA                        YUMA              AZ    85364    (520) 782-3831               48
 18790    YUMA CABANA MOTEL                      YUMA              AZ    85364    (520) 783-8311               63
 18789    EL RANCHO MOTEL                        YUMA              AZ    85364    (520) 783-4481               34
  7438    RADISSON YUMA                          YUMA              AZ    85364    (520) 726-4830    8701      164
  6258    INTERSTATE 8 INN                       YUMA              AZ    85364    (520) 726-6110    9202      120
 14980    PALMS INN                              YUMA              AZ    85364    (520) 344-4570               31
 26924    CORCOVADO MOTEL                        YUMA              AZ    85364    (520) 344-2988               32
  4744    TORCH LITE LODGE                       YUMA              AZ    85364    (520) 344-1600               40
  7558    HOLIDAY INN EXPRESS YUMA               YUMA              AZ    85364    (520) 344-1420              120
 11378    ROYAL MOTOR INN                        YUMA              AZ    85364    (520) 344-0550               62
  1848    BEST WESTERN CHILTON INN               YUMA              AZ    85364    (520) 344-1050    6400      123
 33003    SUPER 8 YUNA                           YUMA              AZ    85365    (520) 782-2000    9603       82
 25963    SHILO INN YUMA                         YUMA              AZ    85365    (520) 782-9511    8612      135
  1850    BEST WESTERN INNSUITES YUMA            YUMA              AZ    85365    (520) 783-8341    8200      166
 14495    LA FUENTE INN                          YUMA              AZ    85365    (520) 329-1814    8804       96
 30974    DAYS INN YUMA                          YUMA              AZ    85365    (520) 329-7790    9501       65
 11148    MOTEL 6 YUMA EAST                      YUMA              AZ    85365    (520) 782-9521    8400      123
  7110    TRAVELODGE YUNA AIRPORT                YUMA              AZ    85365    (520) 726-4721               80
 11377    DESERT GROVE RESORT MOTEL              YUMA              AZ    85365    (520) 726-1400    6700       68
 22121    CARAVAN OASIS MOTEL                    YUMA              AZ    85367    (520) 342-1292               20
 33118    ARCADIA LODGE                          KINGMAN           AZ    86401    (520) 753-1925               48
 11306    SILVER QUEEN MOTEL                     KINGMAN           AZ    86401    (520) 757-4315              144
 20362    TRAVELODGE KINGMAN                     KINGMAN           AZ    86401    (520) 757-1188               65
  6244    MOTEL 6 KINGMAN EAST                   KINGMAN           AZ    86401    (520) 757-7121              118
  5880    MOTEL 6 KINGMAN                        KINGMAN           AZ    86401    (520) 757-7151              118
 24793    KINGMAN MOTEL                          KINGMAN           AZ    86401    (520) 757-7337    8809       42

                                                      RESPONSE REPORT                              Report #: Res-14
                                                    -------1995-------  -------------------1996--------------------
STR CODE  Name of Establishment                 SEP  OCT  NOV  DEC  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------  ---------------------                 ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
 16117    BEST WESTERN FLYING J MOTEL
 33054    BEST WESTERN PARKER INN
 27446    STARDUST MOTEL
 11322    KOFA INN
 20045    HAVASU SPRINGS RESORT
 14975    BRANSONS RESORT & MARINA
 32409    HOLIDAY INN EXPRESS QUARTZSITE
  1849    BEST WESTERN CORONADO MOTOR HO
  4745    PIKES MOTEL
 24701    YUMA MOTEL
 26351    REGALODGE
  6259    MOTEL 6 YUMA DOWNTOWN                  X    X    X    X    X    X    X    X    X    X    X    X    X
  7109    TRAVELODGE YUNA                        X    X    X    X    X    X    X    X    X    X    X    X    X
 18790    YUMA CABANA MOTEL
 18789    EL RANCHO MOTEL
  7438    RADISSON YUMA                          X    X    X    X    X    X    X    X    X    X    X    X    X
  6258    INTERSTATE 8 INN
 14980    PALMS INN
 26924    CORCOVADO MOTEL
  4744    TORCH LITE LODGE
  7558    HOLIDAY INN EXPRESS YUMA               X    X    X    X    X    X    X    X    X    X    X    X    X
 11378    ROYAL MOTOR INN
  1848    BEST WESTERN CHILTON INN
 33003    SUPER 8 YUNA
 25963    SHILO INN YUMA
  1850    BEST WESTERN INNSUITES YUMA
 14495    LA FUENTE INN
 30974    DAYS INN YUMA                          X    X    X    X    X    X    X    X    X    X    X    X    X
 11148    MOTEL 6 YUMA EAST                      X    X    X    X    X    X    X    X    X    X    X    X    X
  7110    TRAVELODGE YUNA AIRPORT                X    X    X    X                   X    X    X    X    X    X
 11377    DESERT GROVE RESORT MOTEL
 22121    CARAVAN OASIS MOTEL
 33118    ARCADIA LODGE
 11306    SILVER QUEEN MOTEL
 20362    TRAVELODGE KINGMAN                     X    X    X    X                   X    X    X    X    X    X
  6244    MOTEL 6 KINGMAN EAST                   X    X    X    X    X    X    X    X    X    X    X    X    X
  5880    MOTEL 6 KINGMAN                        X    X    X    X    X    X    X    X    X    X    X    X    X
 24793    KINGMAN MOTEL

                         LIST OF PROPERTIES INCLUDED IN

                              Arizona West Area                11/07/96 Page: 2

                                                                           Zip
STR CODE  Name of Establishment                  City              ST      Code      Telephone       YEAR    ROOMS
--------  ---------------------                  ----              --      ----      ---------       ----    -----
 15957    TRAVEL INN KINGMAN                     KINGMAN           AZ    86401     (520) 757-7878    9008      28
 27941    SUPER 8 KINGMAN                        KINGMAN           AZ    86401     (520) 757-4808    8912      61
  1810    BEST WESTERN WAYFARERS INN             KINGMAN           AZ    86401     (520) 753-6271    7300     100
 20359    ROUTE 66 MOTEL                         KINGMAN           AZ    86401     (520) 753-5586              25
  1809    BEST WESTERN KINGS INN                 KINGMAN           AZ    86401     (520) 753-6101    6500      53
 26747    DAYS INN KINGMAN/WEST                  KINGMAN           AZ    86401     (520) 753-7500    8906      60
  8222    CLOSED KINGMAN B&B                     KINGMAN           AZ    86401                                  0
    37    HOLIDAY INN KINGMAN                    KINGMAN           AZ    86401     (520) 753-6262    6509     120
  3901    HOLIDAY HOUSE INN                      KINGMAN           AZ    86401     (520) 753-2153              36
  8068    KINGMAN MOTEL                          KINGMAN           AZ    86401     (520) 753-5521              39
 20358    MOTEL 6 KINGMAN WEST                   KINGMAN           AZ    86401     (520) 753-9222              80
 20360    STAR 6 MOTEL                           KINGMAN           AZ    86401     (520) 753-2410              33
  7098    RAMBLIN ROSE MOTEL                     KINGMAN           AZ    86401     (520) 753-5541              36
  3900    QUALITY KINGMAN                        KINGMAN           AZ    86401     (520) 753-4747              98
 11305    HILL TOP MOTEL                         KINGMAN           AZ    86401     (520) 753-2198              29
 27836    IMPERIAL MOTEL                         KINGMAN           AZ    86401     (520) 753-2176              25
  4737    ORCHARD INN                            KINGMAN           AZ    86401     (520) 753-5511              36
 11308    SANDMAN INN                            LAKE HAVASU CITY  AZ    86403     (520) 855-7841              91
 18828    NAUTICAL INN RESORT                    LAKE HAVASU CITY  AZ    86403     (520) 855-2141    6405     120
 18700    LONDON BRIDGE RESORT                   LAKE HAVASU CITY  AZ    86403     (520) 855-0888             193
 29297    TRAVELODGE LAKE HAVASU                 LAKE HAVASU CITY  AZ    86403     (520) 680-9202    9301      37
  8547    SUPER 8 LAKE HAVASU CITY               LAKE HAVASU CITY  AZ    86403     (520) 855-8844    8408      60
 28996    HOWARD JOHNSON LODGE & SUITES          LAKE HAVASU CITY  AZ    86403     (520) 453-4656    9305      47
  8069    HOLIDAY INN LAKE HAVASU                LAKE HAVASU CITY  AZ    86403     (520) 855-4071    8606     162
 29432    BRIDGEVIEW MOTEL                       LAKE HAVASU CITY  AZ    86403     (520) 855-5559    8906      37
  8984    E-Z 8 LAKE HAVASU CITY                 LAKE HAVASU CITY  AZ    86403     (520) 855-4023              64
 29431    ISLAND INN                             LAKE HAVASU CITY  AZ    86403     (520) 680-0606    9106     115
 29430    PIONEER HOTEL                          LAKE HAVASU CITY  AZ    86403     (520) 855-1111    7300     200
 13842    BLUE DANUBE INN                        LAKE HAVASU CITY  AZ    86403     (520) 855-5566    8600      56
 26433    SANDS RESORT                           LAKE HAVASU CITY  AZ    86403     (520) 855-1388              23
  1811    BEST WESTERN LAKE PLACE INN            LAKE HAVASU CITY  AZ    86403     (520) 855-2146    6600      40
 11307    SHAKESPEARE INN                        LAKE HAVASU CITY  AZ    86403     (520) 855-4157              56
 13845    HIDDEN PALMS ALL SUITES                LAKE HAVASU CITY  AZ    86403     (520) 855-7144              22
 22208    OASIS PARK MOTEL                       BULLHEAD CITY     AZ    86429     (520) 754-2826              34
 20032    ARIZONA CLEARWATER RESORT              BULLHEAD CITY     AZ    86429     (520) 754-2201              95
 13846    COLORADO RIVER RESORT                  BULLHEAD CITY     AZ    86429     (520) 754-4101              32
  8544    RIVER VALLEY SUITES                    BULLHEAD CITY     AZ    86429     (520) 754-4651    8405      76
 11273    DELL WEBB NEVADA CLUB INN              BULLHEAD CITY     AZ    86429     (520) 754-3128              78


                                                       RESPONSE REPORT                              Report #: Res-14
                                                     -------1995-------  -------------------1996--------------------
STR CODE  Name of Establishment                  SEP  OCT  NOV  DEC  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------  ---------------------                  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
 15957    TRAVEL INN KINGMAN
 27941    SUPER 8 KINGMAN
  1810    BEST WESTERN WAYFARERS INN
 20359    ROUTE 66 MOTEL
  1809    BEST WESTERN KINGS INN
 26747    DAYS INN KINGMAN/WEST                   X    X    X    X    X    X    X    X    X    X    X    X    X
  8222    CLOSED KINGMAN B&B
    37    HOLIDAY INN KINGMAN                     X    X    X         X    X    X    X    X    X    X    X    X
  3901    HOLIDAY HOUSE INN
  8068    KINGMAN MOTEL
 20358    MOTEL 6 KINGMAN WEST                     X    X    X    X    X    X    X    X    X    X    X    X    X
 20360    STAR 6 MOTEL
  7098    RAMBLIN ROSE MOTEL
  3900    QUALITY KINGMAN                          X    X    X    X    X    X    X    X    X    X    X    X    X
 11305    HILL TOP MOTEL
 27836    IMPERIAL MOTEL
  4737    ORCHARD INN
 11308    SANDMAN INN
 18828    NAUTICAL INN RESORT                      X    X    X    X    X    X    X    X    X    X    X    X    X
 18700    LONDON BRIDGE RESORT
 29297    TRAVELODGE LAKE HAVASU                   X    X    X    X                   X    X    X    X    X    X
  8547    SUPER 8 LAKE HAVASU CITY
 28996    HOWARD JOHNSON LODGE & SUITES            X    X    X    X    X    X    X    X    X    X    X    X    X
  8069    HOLIDAY INN LAKE HAVASU                  X    X    X    X    X    X    X    X    X    X    X    X    X
 29432    BRIDGEVIEW MOTEL
  8984    E-Z 8 LAKE HAVASU CITY
 29431    ISLAND INN
 29430    PIONEER HOTEL
 13842    BLUE DANUBE INN
 26433    SANDS RESORT
  1811    BEST WESTERN LAKE PLACE INN
 11307    SHAKESPEARE INN
 13845    HIDDEN PALMS ALL SUITES
 22208    OASIS PARK MOTEL
 20032    ARIZONA CLEARWATER RESORT
 13846    COLORADO RIVER RESORT
  8544    RIVER VALLEY SUITES
 11273    DELL WEBB NEVADA CLUB INN

                         LIST OF PROPERTIES INCLUDED IN
                              Arizona West Area                11/07/96 Page: 3

                                                                           Zip
STR CODE  Name of Establishment                 City              ST      Code      Telephone       YEAR     ROOMS
--------  ---------------------                 ----              --      ----      ---------       ----     -----
19301     BEST WESTERN BULLHEAD CITY/LAU        BULLHEAD CITY     AZ    86429     (520) 754-3000    9105       88
27630     SUNRIDGE HOTEL/CONF CTR               BULLHEAD CITY     AZ    86429     (520) 754-4700    8903      153
11276     DESERT RANCHO MOTEL                   BULLHEAD CITY     AZ    86430     (520) 754-2578               81
11277     LAKE MOHAVE RESORT MARINA             BULLHEAD CITY     AZ    86430     (520) 754-3245               51
24442     RIVER QUEEN MOTEL                     BULLHEAD CITY     AZ    86430     (520) 754-3214              100
 5692     ECONO LODGE RIVERSIDE/BULLHEAD        BULLHEAD CITY     AZ    86442     (520) 758-8080    9109       64
13855     QUINCY ADAMS HOTEL                    BULLHEAD CITY     AZ    86442     (520) 758-1500    9101       58
20050     LA PLAZA INN                          BULLHEAD CITY     AZ    86442     (520) 763-8080               68
 2806     BEST WESTERN GRAND VISTA              BULLHEAD CITY     AZ    86442     (520) 763-3300    8702       80
24438     RIVER VIEW MOTEL                      BULLHEAD CITY     AZ    86442     (520) 763-3869               27
20033     SILVER CREEK INN                      BULLHEAD CITY     AZ    86442     (520) 763-8400               70
27379     MOTEL 6 LAUGHLIN/ BULLHEAD CIT        BULLHEAD CITY     AZ    86442     (520) 763-1002              118
13850     DAYS INN BULLHEAD CITY                BULLHEAD CITY     AZ    86442     (520) 758-1711    9005       70
                                                                                                             ----
                                                                                                             6442

                                                  RESPONSE REPORT                              Report #: Res-14
                                                -------1995-------  -------------------1996--------------------
STR CODE  Name of Establishment                 SEP  OCT  NOV  DEC  JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP
--------  ---------------------                 ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
19301     BEST WESTERN BULLHEAD CITY/LAU         X    X    X    X    X    X    X    X    X    X    X    X    X
27630     SUNRIDGE HOTEL/CONF CTR
11276     DESERT RANCHO MOTEL
11277     LAKE MOHAVE RESORT MARINA
24442     RIVER QUEEN MOTEL
 5692     ECONO LODGE RIVERSIDE/BULLHEAD         X    X    X    X    X    X    X    X    X    X    X    X    X
13855     QUINCY ADAMS HOTEL
20050     LA PLAZA INN
 2806     BEST WESTERN GRAND VISTA
24438     RIVER VIEW MOTEL
20033     SILVER CREEK INN
27379     MOTEL 6 LAUGHLIN/ BULLHEAD CIT         X    X    X    X    X    X    X    X    X    X    X    X    X
13850     DAYS INN BULLHEAD CITY                 X    X    X    X    X    X    X    X    X    X    X    X    X
                                                         X - Denotes data received by Smith Travel Research.